SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                             FORM 8-K


                            CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) May 30,
1997

                                        SYQUEST TECHNOLOGY, INC.
                (Exact name of registrant as specified in its charter)

                                                Delaware
                (State or other jurisdiction of incorporation)

                        0-19674                      94-2793941
        (Commission File Number)      (IRS Employer Identification No.)



                  47071 Bayside Parkway, Fremont, California 94538
                (Address of principal executive offices) (Zip Code)


                Registrant's telephone number, including area code
                                          (510) 226-4000


                                        Not Applicable
(Former name or former address, if changed since last report.)

            INFORMATION TO BE INCLUDED IN THE REPORT

Item 5  Other Events

Exchange of Debt for Equity Pursuant to Regulation D

                On April 15, 1997, Registrant exchanged $1,712.509.19 of its trade debt owed to Jardine Matheson & Co. Ltd. (the
"Creditor") for 564,582 shares (the "Shares") of Registrant's common stock (the "Common Stock") pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the
"Securities Act").

On April 25, 1997, Registrant exchanged $1,500,000 of its trade debt owed to Nidec Corporation (the "Creditor") for 600,000 shares (the "Shares") of Registrant's common stock (the "Common Stock") pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

                The documentation for both of these debt to equity exchanges is substantially similar except for the amount of the debt exchange, the number of shares of common stock issued, and other creditor specific information. Accordingly, the documentation for only the Jardine Matheson & Co. Ltd. exchange is included as an exhibit to this report.

                The Creditor has warranted to Registrant that it is an accredited investor under Regulation D. Registrant entered into a registration rights agreement with the Creditor, whereby
Registrant is required to register such Shares for resale.

THE FOREGOING DESCRIPTION OF THE DEBT TO EQUITY EXCHANGE IS ONLY
A BRIEF SUMMARY, DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED
IN ITS ENTIRETY BY REFERENCE TO EXHIBIT 10.1 TO THIS REPORT ON
FORM 8-K, WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE.

Sale of Equity Securities Pursuant to Regulation D

                During the period of May 1, 1997, through May 11, 1997, pursuant to a series of Securities Purchase Agreements (collectively, the "Agreements" and individually, an "Agreement"), Registrant issued and sold its certain shares of its 5% Cumulative Convertible Preferred Stock, Series 4, par value $.001 per share (the "Preferred Shares"), at a price of $100 per share, to the following entities (collectively, the "Purchasers" and individually, a "Purchaser") in the amounts set forth in the chart below:

                          Date of    Amount of    Preferred        No.
Name                      Agreement Investment     Shares         Warra

New Enterprises          5-1-97*     $5,000,000    50,000        5,000,

 Associates VII, L.P.
Combination, Inc.        5-5-97       8,500,000     85,000       8,500,

Olympus Securities,      5-6-97       2,000,000     20,000       2,000,
Ltd.

Nelson Partners          5-6-97       2,000,000     20,000       2,000,

RGL International        5-6-97       3,000,000     30,000       3,000,
 Investors, LDC

CC Investments, LDC      5-6-97       3,000,000     30,000       3,000,

Gross Foundation,        5-7-97       500,000       5,000        500,00
Inc.

Capital Ventures         5-7-97       1,000,000     10,000       1,000,
 International

Tail Wind Fund           5-7-97       750,000       7,500        750,00

Southbrook               5-9-97       1,250,000     12,500       1,250,
International Investments, Ltd.

Millenco, LP             5-11-97      1,000,000     10,000       1,000,


*All Agreements other than this Agreement contain a provision limiting to 4.9% the amount of the Company's Common Stock the Purchaser may beneficially own.

                The rights, preferences and privileges of the Preferred Shares, as summarized below, are set forth in the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 4 (the "Certificate"), filed with the Delaware Secretary of State on April 1, 1997, as corrected on May 7, 1997. A copy of one of the Agreements, which is representative of all the other Agreements (except for the date of the purchase, the amount of preferred shares purchased, the number of warrant shares granted, and other differences noted in the chart above), is attached as Exhibit
10.2 to this Form 8-K and incorporated herein by this reference.


                Under each of the Agreements, the purchaser also acquired a warrant (a "Warrant") to purchase a number of shares (the "Warrant Shares") of Common Stock, pursuant to a Warrant Certificate (a "Warrant Certificate"), as set forth in chart, above.

                Conversion; Registration. Subject to certain conditions, the Preferred Shares are convertible into shares (the "Conversion Shares") of Registrant's Common Stock at any time at the option of the holder of the Preferred Shares. The conversion price is the greater of the arithmetical average of the closing sale prices of the Common Stock for each of the five consecutive trading days preceding the conversion or 90% of the closing sale price the day before the conversion, but in any event not greater than $2.3438.

                The Preferred Shares cannot be converted and the Warrants may not be exercised if such conversion or exercise would require stockholder approval under applicable Nasdaq National Market rules, if such action would result in the Purchaser acquiring more than 19.9% of the outstanding Common Stock as of the date of any Purchaser's respective Agreement, and if the price at which such Common Stock is acquired is considered to be below market. In such case, Registrant is required to use its best efforts to seek stockholder approval of the transaction so that the Purchaser can acquire greater than 19.9% of the outstanding Common Stock.

                Dividends. Cumulative dividends accrue on the Preferred Shares at an annual rate of 5%. Such dividends are payable quarterly in cash, or, at Registrant's option, in additional Preferred Shares. Dividends may not be paid in Preferred Shares if the conversion price of the Preferred Shares would constitute a below market issuance of Common Stock and to do so would violate the 19.9% limitation described above.

                Liquidation Preference. The Preferred Shares have a liquidation preference as to dividends, distributions and payments on liquidation, dissolution or winding up of Registrant senior to Common Stock, senior to other capital stock if permitted by the terms of such other capital stock, in parity with such capital stock if permitted by the terms of such capital stock or, if not so permitted, junior to such capital stock, and senior to all series of any class of Registrant's capital stock issued after April 28, 1997, except for capital stock which may be issued in the future to Beijing Legend Group, Ltd.

                Non-Voting. The Preferred Stock is non-voting, except as required by law.

                Warrants. The exercise price (the "Exercise Price") of the Warrants will be the greater of the arithmetical average of the closing sales price per share of common stock on the five consecutive trading days preceding the delivery of the Exercise Notice (as defined below) and 90% of such closing sale price on the day immediately prior to the delivery of the Exercise Notice, but in any event not greater than $3.0469. The Warrants issued to the Purchasers are not exercisable until the lapse of a period ending on the sixty-fifth day after such Purchaser delivers a notice to Registrant designating an aggregate number of Warrant Shares to be purchased. Once such notice is given and the 65-day period has passed, a Purchaser may exercise its Warrant up to the number of shares designated in the 65-day notice by providing further notice to Registrant that the Purchaser is exercising the Warrant (the "Exercise Notice"). The Warrants expire seven years from the date of each Purchaser's respective Agreement as set forth in the chart above. The number of Warrant Shares available to each Purchaser will increase by 10% of the total Warrant
Shares initially granted for each month (prorated daily for partial months), the Registration Statement is not declared effective by July 1, 1997 (provided that such condition need not be satisfied until August 1, 1997, if the Commission reviews the Registration Statement).

                Registration Rights. The Agreement provides that Registrant file a registration statement on Form S-3 (the "Registration Statement") covering resales of the Conversion Shares and the Warrant Shares (collectively, the "Converted Securities") and use its best efforts to have the Registration Statement declared effective not later than July 1, 1997 (or August 1, 1997, if the Commission reviews the Registration Statement), and to keep the Registration Statement effective until the earlier of (a) the second anniversary of the issuance of the Converted Securities, (b) such date as all of the Converted Securities shall have been sold by Purchaser or (c) such time as all of the Converted Securities held by Purchaser can be sold by Purchaser or any of its affiliates within a three month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 thereunder.

                The Agreement, the Warrant and related matters are also described in the press release attached hereto as Exhibit
99.1 and incorporated herein by this reference.

THE FOREGOING DESCRIPTION OF THE AGREEMENTS, THE CERTIFICATE AND THE WARRANT CERTIFICATES ARE ONLY A BRIEF SUMMARY, DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT 10.2 TO THIS REPORT ON FORM 8-K, WHICH IS INCORPORATED HEREIN BY THIS REFERENCE.


Increase in the number of authorized shares

                On May 6, 1997, at the Company's annual meeting shareholders approved an amendment to the Company's certificate of incorporation to increase the number of authorized shares of common stock from 60 million to 120 million, and to restate the par value from $0.001 to $0.0001. The amendment was filed with the Delaware Secretary of State on May 20, 1997.


Item 7  Financial Statements, Pro Forma Financial Information
                and Exhibits

10.1 Securities Purchase Agreement dated as of April 15, 1997, between Registrant and Jardine Matheson & Company, Ltd., including the exhibit form of Registration Rights
Agreement.

10.2    Securities Purchase Agreements dated May 1, 1997, between
Registrant and New Enterprises Associates VII, L.P., including as Annex A thereto the Certification of Designations, Preferences and Rights of 5% Cumulative
Convertible Preferred Stock, Series 4, as Annex B thereto the form of Warrant Certificate issued pursuant thereto, as Annex C thereto the form of Delivery Letter, and as Annex D thereto the corrections to be made to the Certificate of Destinations.

99.1    Registrant's Press Release released May 8, 1997.

                Pursuant to the requirements of the Securities
Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 SYQUEST TECHNOLOGY,INC

                                                        (Registrant)


Dated:  May 30, 1997                      By /s/ Edwin L. Harper
                                              Edwin L. Harper,

                                          President and Chief Executive


Exhibit 10.1

        SECURITIES PURCHASE AGREEMENT



        THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of April 15, 1997, by and between SyQuest Technology International ("SyQuest Singapore") and SyQuest Technology (M) SDN.BHD. ("SyQuest Malaysia") (collectively SyQuest Singapore and SyQuest Malaysia are referred herein to as "Sub"), SYQUEST TECHNOLOGY, INC., a Delaware corporation that owns all of the issued and outstanding capital stock of Sub ("Parent"), and Jardine Matheson & Co., Limited, a Hong Kong corporation ("Purchaser"), with reference to the following facts:



Sub has failed to make payments to Purchaser when due for services provided by Purchaser in the aggregate amount of $1,270,311.54 (the "Outstanding Debt Amount"), represented by invoices dated on or before August 21, 1996.

In consideration of cancellation of the amounts owed to Purchaser equal to the sum of the Outstanding Debt Amount, Parent will issue to Purchaser shares of the Common Stock of Parent, to repay the amounts due to Purchaser with such shares, valued at the last sale price (the "Closing Price") as reported in the Nasdaq National Market on the last trading day preceding the date of this Agreement, but in no event shall Parent be obligated to issue hereunder in excess of 640,000 of its Common Stock. The date of this Agreement shall be deemed the "Closing Date."

Parent will execute and deliver to Purchaser that certain
Registration Rights Agreement dated as of the date hereof
(the "Registration Rights Agreement") in further consideration of the agreements of Purchaser herein.

        In consideration of the premises and the mutual covenants and conditions herein, the parties hereby agree as follows:

                Purchase Order Amount. Sub acknowledges that Sub owes Purchaser the Outstanding Debt Amount, and Purchaser acknowledges that the Outstanding Debt Amount relates to charges for invoices outstanding dated on or before August 21, 1996.

                Payment.

                Issuance of Shares. Parent shall instruct its transfer agent to issue to Purchaser on the Closing Date the number of shares of Parent's
Common Stock equal to the quotient of the Outstanding Debt Amount (as it shall then have been reduced under section 1) divided by the Closing Price, rounded down to the nearest lower whole number of shares, but in no event shall Parent be required to issue hereunder in excess of 640,000 shares of its Common Stock.
Such shares are hereinafter called the
"Shares".

    Payment of Balance. If Parent is unable to issue the full number of Shares necessary to repay the Outstanding Debt Amount due to the limit on the number of Shares provided in section 2(a), Parent shall pay the balance due (the
"Balance"), to Purchaser as follows:

    If the Balance is not more than $50,000, the full amount of the Balance shall be paid by Sub to Purchaser within ten (10) days of the Closing Date, by check or wire transfer;

    If the Balance is more than $50,000 but not more than $100,000, the Balance shall be paid by Sub by check or wire transfer to Purchaser in three equal installments of principal and interest (at the annual rate of ten percent), one such installment to be paid on each of ten
(10) days after the Closing Date, the
90th day after the Closing Date, and the 150th day after the Closing Date; and

    If the Balance is more than $100,000, the Balance shall be paid by Sub to Purchaser
(with interest at the annual rate of ten percent) over a period of not less than twelve months, with the payment schedule to be determined by mutual agreement of Parent and Purchaser.

   Extinguishment of Indebtedness.  On the Closing Date,
Parent and Sub shall be deemed to have paid and discharged all or a portion of the Outstanding
Debt Amount equal to the product of the number of Shares multiplied by the Closing Price.
Purchaser agrees that, except to the extent of the unpaid Balance, if any, Parent and Sub shall be deemed to have paid and discharged the Outstanding Debt Amount in full on the Closing
Date. If, after the Closing Date, any Balance remains unpaid, Parent and Sub shall be deemed to have paid and discharged the Outstanding
Debt Amount in full on payment of the final installment of the Balance.

                Limitation on Disposition.

      Transfer or Resale.  The Buyer understands that
(i) except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                        Sales Cap. Notwithstanding the foregoing paragraph 3(a), Purchaser shall not sell, assign or otherwise transfer more than fifteen percent (15%) per month of such Shares originally received hereunder.

        Representations and Warranties of Parent and Sub. Parent and Sub hereby represent and warrant to Purchaser as follows:

                Corporate Existence and Power. Parent is a corporation duly organized and existing, and in good standing, under the laws of the State of Delaware and has all requisite corporate power to execute and deliver this Agreement and the Registration Rights Agreement, to issue the Shares pursuant hereto and otherwise to carry out and perform its obligations under the terms of this Agreement. SyQuest Malasia is an entity duly organized and existing under the laws of Malasia and SyQuest Singapore is an entity duly organized and existing under the laws of Singapore, and are both in good standing under such laws, and Sub has all requisite corporate power to execute and deliver this Agreement and otherwise to carry out and perform its obligations under this Agreement.

       Corporate Action; Enforceability. All corporate action on the part of Parent necessary for the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the issuance of Shares pursuant hereto has been taken, and this Agreement and the Registration Rights Agreement constitute valid and binding obligations of Parent enforceable against Parent in accordance with their respective terms. To the best knowledge of the current executive officers of Parent, without having conducted an investigation of the records of Parent or Sub, all corporate action on the part of Sub necessary for the execution, delivery and performance by Sub of this Agreement has been taken, and this Agreement constitutes valid and binding obligations of Sub enforceable against Sub in accordance with its terms.

     Valid Issuance. The Shares, when issued in compliance with this Agreement, will be validly issued, fully paid, nonassessable and free of any restrictions on transfer other than pursuant to applicable state, federal and foreign securities laws.

     SEC Documents. Parent has furnished to Purchaser true and complete copies of its Annual Report on Form 10-K for the fiscal year ended
September 30, 1996, as amended on Form 10-K/A, its Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, its Current
Reports on Form 8-K, and its Form S-3 filed on January 6, 1997, in each case as filed with the Securities and Exchange Commission (the "SEC").
 Such Reports are hereinafter collectively called the "Reports". To the best knowledge of the current executive officers of Parent, without having conducted an investigation of the records of Parent or Sub, as of their respective filing dates (except as thereafter amended), the Reports complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended
(the "Exchange Act").

    No Contravention. The execution and delivery of this Agreement by Parent or Sub or the consummation of the transactions contemplated hereby will not conflict with, or result in any breach or violation of, any provision of the certificate of incorporation or by-laws of Parent or Sub.
To the best knowledge of the current executive officers of Parent, without having conducted an investigation of the records of Parent or Sub, neither the execution and delivery of this Agreement by Parent or Sub nor the consummation of the transactions contemplated hereby will
(i) constitute, with or without notice or the passage of time or both, a material breach, violation or default under any order, writ, injunction, decree, law, statute, rule or regulation, governmental permit or license of Parent or Sub or to which either of their properties is subject; or (ii) except as provided in the Registration Rights Agreement, require any consent, approval or authorization of, notification to, or filing with, any court, governmental agency or regulatory or administrative authority on the part of Parent or Sub, except for filings under the Securities
Act of 1933, as amended (the "Securities Act"), the Exchange Act and the Nasdaq National Market rules.

     Exemption from Registration. Assuming the accuracy and completeness of the representations and warranties in section 4, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

        Representations and Warranties of Purchaser. Purchaser represents and warrants to Parent and Sub as follows:

        Authority.     Purchaser has the full power and
authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder.

        Enforceability.  This Agreement and the Registration
Rights Agreement are valid and binding
agreements of Purchaser enforceable against
Purchaser in accordance with their respective terms.

        Securities Laws Representations. Purchaser is acquiring the Shares for Purchaser's own account and not with a view to or for sale in connection with any distribution. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of its investment in the Shares, is able to bear the economic risk of such investment and is able to protect the Purchaser's own interests in connection with this transaction. Purchaser acknowledges having had access to such information concerning Parent, Sub and their affiliates as Purchaser deems necessary to enable Purchaser to make an informed decision concerning an investment in the Shares. In entering into this Agreement and consummating the transactions contemplated hereby, Purchaser is relying solely on its own investigation of Parent, Sub and their affiliates and their businesses, management, financial condition, properties and prospects and the merits and risks of such transactions. Purchaser is aware that the Shares have not been registered under the Securities Act and the Shares may not be transferred by Purchaser unless they are subsequently registered under the Securities
Act or an exemption from such registration is available. The Shares shall not be transferred without registration under the Securities Act or an applicable exemption therefrom.
Purchaser is an accredited investor as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities
Act. Purchaser acknowledges that until the Shares are sold pursuant to registration under the Securities Act or an available exemption therefrom, all certificates representing Shares shall bear the following legend:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR APPLICABLE STATE SECURITIES LAWS.
THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT
AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED,
PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE
REGISTRATION THEREOF UNDER SUCH ACT AND
APPLICABLE STATE SECURITIES LAWS, OR COMPLIANCE
WITH RULE 144 PROMULGATED UNDER SUCH ACT AND
EXEMPTION FROM ALL APPLICABLE STATE SECURITIES
LAWS, AS CONFIRMED BY THE OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY.

        Additional Representation.

                (a) Purchaser represents and warrants that it has the authority to enter into this agreement for its self and its affiliates, subsidiaries and operating divisions, and that references to Purchaser herein also refer to its affiliates, subsidiaries and operating divisions.

                (b) Each of Parent and Sub jointly and severally represent and warrant to Purchaser and Purchaser represents and warrants to Parent and Sub that it is the sole and lawful owner of all right, title and interest in and to all of the claims related to the Outstanding Debt Amount and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person whomsoever any such claim.

        Closing.

       The issuance of the Shares shall take place as of the date hereof, and shall be consummated by mail or otherwise in accordance with arrangements reasonably acceptable to Parent and Purchaser.
 Within ten (10) days of the Closing Date, Parent shall deliver to Purchaser a certificate representing the Shares and a check for all or part of the Balance, if any, to be paid on the Closing Date pursuant to section 2(b) above, in payment, discharge and cancellation of indebtedness equal to part or all of the Outstanding Debt Amount as provided in section 2(c).


                General Provisions.

                Successors. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                Governing Law. Any action or proceeding to interpret, construe or enforce this Agreement may be instituted and prosecuted only in a state court located in Alameda County, State of California, or, if requisite jurisdiction exists, in the United States District Court for the Northern District of California. This
Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of California.

                Entire Agreement. This Agreement and Registration Rights Agreement constitute the entire agreement of the parties and supersede all prior or contemporaneous agreements, communications, negotiations and understandings, written or oral, between the parties, regarding the subject matter hereof and thereof.

                Waiver, Modification, or Amendment. No waiver, modification or amendment of this Agreement shall be enforceable unless in writing and executed by the party against whom such waiver, modification or amendment is claimed.

                Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

                Attorneys' Fees. In the event of litigation or other proceedings in connection with or related to this Agreement, the prevailing party in such litigation or proceedings shall be entitled to reimbursement from the opposing party of all reasonable expenses, including, without limitation, reasonable attorneys' fees and expenses and expenses of investigation in connection with such litigation or proceedings.

      Currency.  All dollar amounts are expressed in U.S.
Dollars.

      Communications and Notices. All notices and other communications required or permitted hereunder shall be in writing in the English language and shall be deemed duly delivered and received when delivered personally, when transmitted by facsimile if receipt is acknowledged by the addressee, two days after being deposited for next-day or second-day delivery with an internationally recognized overnight or two-day delivery service, or four days after being deposited as first class mail with the United
States Postal Service, properly addressed as follows:

If to Parent or Sub:
SyQuest Technology,
Inc.
4701 Bayside Parkway
Fremont, California
94538
Attention: Legal Department
Facsimile:  (510) 226-4091



With a copy to:         Steven O. Gasser, Esq.
                        Shartsis, Friese & Ginsburg
                        One Maritime Plaza,18th floor
                         San Francisco, CA 94111
                         Facsimile:  (415) 421-2922
If to Purchaser:
JARDINE TRANSPORT SERVUCES
24th Floor, Devon House
979 King's Road
Hong Kong
Attention: Ben Williams

Facsimile:  852-285 69635
Telephone:  852-257-92937

        Any party may change its address or facsimile number set forth above by giving written notice thereof to the other party in the manner prescribed herein.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as the day and the year first set forth above.


SYQUEST TECHNOLOGY,
INC.

By:  /s/

        Name:  Michael Clemens

        Title: Vice-President, Financial Services and Treasurer

SYQUEST TECHNOLOGY
INTERNATIONAL



By:/s/

    Name:  Michael Clemens

    Title: Director

SYQUEST TECHNOLOGY (M)
SDN.BHD.



By: /s/

By:/s/

    Name:  N.B. Venter
    Title: Director

JARDINE MATHESON & CO.,
LIMITED


REGISTRATION RIGHTS AGREEMENT


                This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of April 15, 1997, by and among SyQuest Technology, Inc., a Delaware corporation (the "Company"), and Jardine
Matheson & Co., Limited, a Hong Kong corporation (the "Buyer"), with reference to the following facts:

                In connection with the Securities Purchase Agreement by and among the Buyer, the Company and two subsidiaries of the Company of even date herewith (the "Securities Purchase
Agreement"), the Company has agreed, on the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Buyer shares of the Company's Common Stock, par value $.001 per share. To induce the Buyer to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

                NOW, THEREFORE, in consideration of the premises and the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

                        DEFINITIONS. Capitalized terms used and not otherwise defined herein have the respective meanings respectively ascribed to them in the Securities Purchase
Agreement. As used in this Agreement, the following terms have the following meanings:

                                "Investor" means the Buyer and any
transferee or assignee thereof to whom the Buyer transfers or assigns this Agreement and who agrees to become a party to and be bound by this Agreement in accordance with section 9.

                                "Register", "registered", and
"registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                                "Registrable Securities" means the
Shares.

                                "Registration Statement" or "Registrati
Statements" means a registration statement or statements of the Company filed under the 1933 Act.

                        REGISTRATION.

                                Mandatory Registration.  The Company
shall use its best reasonable efforts to prepare and, on or before July 1, 1997, file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration) (any of which may contain a combined prospectus with other registrations by the Company), covering the resale of the Registrable Securities.

                        2.2     Suspension or Termination of S-3
Registration Statement. The Company may suspend or terminate any Registration Statement filed pursuant to the provisions of section 2.1 if the Company determines in good faith that the continued effectiveness of such Registration Statement might (a) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company, (b) involve continuing disclosure obligations that might not be in the best interest of the Company's shareholders or (c) be seriously detrimental to the Company; provided that (1) any such suspension or termination extends for no more than ninety (90) days, (2) the Company undertakes no more than two (2) such suspensions or terminations in any one calendar year, (3) the Company re-establishes the effectiveness of such Registration Statement promptly following the cessation of the cause for such suspension or termination, but in no event later than the expiration of such 90-day period and (4) the Registration Period (as hereinafter defined) set forth in section 3.1(b) shall, if applicable, be extended by the period of each such suspension or termination.

                        2.3     Piggy-Back Registrations.

                                (a)     If at any time prior to the
expiration of the Registration Period the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans or on any form that does not permit secondary sales), the Company shall send to each Investor who is entitled to registration rights under this section 2.3 written notice of such determination and the Company shall use its best reasonable efforts to include in such Registration Statement (and any qualification under "blue sky" laws or other compliance), except as set forth in section 2.3(c) and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by such Investor and received by the Company within (10) days after the written notice from the Company is mailed or delivered by the Company. Such written request may specify all or part of an Investor's Registrable Securities.

                                (b)     If the registration of which th
Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investors as a part of the written notice given pursuant to section 2.3(a). In such event, the right of any Investor to registration pursuant to this section 2.3 shall be conditioned upon such Investor's participation in such underwriting and the inclusion of such Investor's Registrable Securities in the underwriting to the extent provided herein. All Investors proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein (the "Other Stockholders") distributing their securities through such underwriting) enter into any underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                                (c)     Notwithstanding any other
provisions of this section 2.3, if the representative of the underwriters advises the Company in writing that marketing or other factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter allocated among the Investors and Other Stockholders requesting inclusion of securities of the Company having registration rights (the "Other Shares") pro rata on the basis of the number of shares of Registrable Securities and Other Shares held by such Investors and Other Stockholders; provided that the Company shall be entitled to exclude Registrable Securities to the extent necessary to permit the inclusion of Other Shares of Other Stockholders having registration rights pursuant to any agreement with the Company entered into prior to the date hereof; and provided further that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, and if any Investor or Other Stockholder does not request inclusion of the maximum number of Registrable Securities and Other Shares allocated to him, her or it pursuant to the foregoing procedure, the remaining portion of his, her or its allocation shall be reallocated among those requesting Investors and Other Stockholders whose allocations do not satisfy their requests pro rata on the basis of the number of Registrable Securities and Other Shares held by such Investors and Other Stockholders, and this procedure shall be repeated until all of the Registrable Securities and Other Shares that may be included in the registration on behalf of the Investors and Other Stockholders shall have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include securities held by stockholders with no registration rights. If any person does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or Other Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration. Nothing in this section 2.3 shall give Investors the right to require the Company to commence such registration or complete it once the process has commenced.

                                (d)  No right to registration of
Registrable Securities under this section 2.3 shall be construed to limit any registration required under section 2.1. The obligations of the Company under this section 2.3 may be waived by Investors holding a majority of the Registrable Securities.

                        2.4 Eligibility for Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Buyer and any other Investor of the Registrable Securities, and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner to maintain such eligibility for the use of Form S-3. If Form S-3 is not available for sale by the Investors of the Registrable Securities, upon request of the Investors the Company shall register the sale on another appropriate form. The Company shall have a reasonable period of time to complete such registration.

                        2.5     Market Stand-Off Agreement.  The
Investors agree, without consent of managing underwriter(s), not to effect any sale or distribution of Registrable Securities (other than in connection with the Investors' own registration pursuant to section 2.3), including a disposition pursuant to Rule 144 of the 1933 Act, during the period beginning ten (10) days prior to the Company's good faith estimate of the filing of, and ending on the date ninety (90) days after the effective date of, a Company - initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                        REGISTRATION OBLIGATIONS.

                                Registration Statements.  The Company
shall use its best reasonable efforts to cause such Registration Statement(s) relating to Registrable Securities to become effective as soon as possible after the filing thereof and, subject to the provisions of section 2.2, keep the Registration Statement(s) effective pursuant to Rule 415 at all times until the earliest of (a) the date as of which the Investors may sell all of the Registrable Securities without registration pursuant to Rule 144 promulgated under the 1933 Act, (b) the second anniversary of the date hereof (subject to extension in accordance with the provisions of section 2.2), and (c) the date on which the Investors shall have sold all the Registrable
Securities (the "Registration Period"). Such Registration Statement(s) (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                                Amendments and Supplements.  The Compan
shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration
Statement(s) and the prospectus(es) used in connection with the Registration Statement(s) as may be necessary to keep the Registration Statement(s) effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration
Statement(s) until such time as all of such Registrable
Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement(s).

                                Prospectus Delivery.  The Company shall
furnish to each Investor whose Registrable Securities are included in the Registration Statement(s) and its legal counsel
(a) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and (b) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request to facilitate the disposition of the Registrable Securities owned by such Investor.

                                Blue Sky Laws.  The Company shall use
reasonable efforts to (a) register and qualify the Registrable Securities covered by the Registration Statement(s) under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority of the Registrable Securities being offered reasonably request (but in no event in more than five states of the United States), (b) prepare and file in those jurisdictions such amendments
(including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this section 3.4, (2) subject itself to general taxation in any such jurisdiction, (3) file a general consent to service of process in any such jurisdiction, (4) provide any undertakings that cause more than nominal expense or burden to the Company, or
(5) make any change in its certificate of incorporation or bylaws, which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                                Corrections.  As promptly as practicabl
after becoming aware of such event, the Company shall notify each Investor selling Registrable Securities of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or incomplete, and use its best reasonable efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

                                Stop Orders.  Except as otherwise
permitted by this Agreement, the Company shall use its best reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, use its best reasonable efforts to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

                                Selling Stockholders' Counsel.  The
Company shall permit a single firm of counsel, designated as selling stockholders' counsel by the Investors who hold a majority of the Registrable Securities being sold and compensated by such Investors, to review and comment on the Registration Statement(s) (and all amendments and supplements thereto but only if they directly relate to such Investors) a reasonable period prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects. Failure to object in writing within three days shall be deemed to be an approval of the Registration Statement (s).

                                Due Diligence.  The Company shall make
available for inspection by one firm of attorneys and one firm of accountants or other agents retained by the Investors at their expense (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by such Inspector to enable such Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information that any Inspector may reasonably request for purposes of such due diligence; provided that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement,
(b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The
Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements
(in form and substance satisfactory to the Company) with the Company with respect thereto, consistent with and implementing the confidentiality obligations of this section 3.10. Each
Investor agrees that it shall, on learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow and cooperate with the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

                                Listing.  The Company shall use its bes
reasonable efforts either to (a) cause all the Registrable
Securities covered by a Registration Statement to be listed on each national securities exchange on which the Common Stock is then listed, if any, if the listing of such Registrable
Securities is then permitted under the rules of such exchange, or
(b) secure designation and quotation of all the Registrable
Securities covered by the Registration Statement on the Nasdaq
National Market or, if, despite the Company's best efforts to satisfy the preceding clause (a) or (b), the Company is unsuccessful in satisfying the preceding clause (a) or (b), to secure the inclusion for quotation on the Nasdaq SmallCap Market or, on the Nasdaq Electronic Bulletin Board.

                                Certificates.  The Company shall
cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request.

                                Other Action.  The Company shall take a
other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

                        OTHER OBLIGATIONS OF THE INVESTORS.

                                Investor Information.  At least five da
prior to the first anticipated filing date of the Registration
Statement, the Company shall notify each Investor of the information the Company requires from each such Investor that elects to have any of such Investor's Registrable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of an Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                                Cooperation.  Each Investor by such
Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement(s) hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                                Corrections.  Each Investor agrees that
on receipt of any notice from the Company of the happening of any event of the kind described in section 2.2, 3.5 or 3.6, such Investor will immediately discontinue disposition of Registrable
Securities pursuant to the Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by section 3.5 or 3.6 and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                                Underwriting Arrangements.  No Investor
may participate in any underwritten registration hereunder unless such Investor (a) agrees to sell such Investor's Registrable
Securities on the basis provided in any underwriting arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agrees to pay its pro rata share of all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable
Securities and fees and disbursements of counsel and other advisers for any Investor (collectively, "Selling Expenses").

                        EXPENSES OF REGISTRATION. All reasonable expenses, other than Selling Expenses, incurred in connection with registrations, filings or qualifications pursuant to sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

                        INDEMNIFICATION. If any Registrable Securities are included in a Registration Statement under this Agreement:

                                By the Company.  To the extent permitte
by law, the Company will indemnify, hold harmless and defend each Investor, each director and officer of and person, if any, who controls such Investor within the meaning of the 1933 Act or the 1934 Act, and each underwriter (as defined in the 1933 Act) for the Investors, and each director and officer of, and each person, if any, who controls, such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) (collectively, "Claims") to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on: (a) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(c) any violation or alleged violation caused by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable
Securities pursuant to a Registration Statement (the matters in the preceding clauses (a), (b) and (c) being, collectively, "Violations"). Subject to the restrictions in section 6.4 with respect to the number of legal counsel, the Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by such Indemnified Person in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary herein, the indemnification agreement in this section 6.1: (1) shall not apply to a Claim arising out of or based on a Violation that occurs in reliance on and in conformity with information furnished in writing to the Company by, or caused by, any Indemnified Person or underwriter for such Indemnified Person in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to section 3.3; (2) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable
Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to section 3.3; (3) shall not be available to the extent that such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company; and (4) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to section 9.

                                By the Investors.  In connection with a
Registration Statement in which an Investor is participating, each such Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified
Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based on any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or to the extent such Claim is based on any violation or alleged violation by the Investor of the 1933 Act, 1934 Act or any other law; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided that the indemnity agreement in this section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; and provided further that the Investor shall be liable under this section 6.2 for only such amount of a Claim as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to section 9. Notwithstanding anything to the contrary herein, the indemnification agreement in this section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                                By Others.  The Company shall be entitl
to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

                                Procedures.  Promptly after receipt by
Indemnified Person or Indemnified Party under this section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified
Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time after the threat or commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified
Person or Indemnified Party under this section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                        CONTRIBUTION.  To the extent that any
indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under section 6 to the fullest extent permitted by law; provided that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation, and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                        REPORTS UNDER THE 1934 ACT. With a view to making available to the Investors the benefits of Rule 144 under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                                Information.  Make and keep public
information available, as those terms are understood and defined in Rule 144;

                                Reports.  File with the SEC in a timely
manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements, and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                                Confirmation.  Furnish to each Investor
so long as such Investor owns Registrable Securities, promptly on request, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933
Act and the 1934 Act, (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (c) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

                        ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to an Investor by the Company pursuant to section 2 may not be transferred or assigned by an Investor except in a private sale to a transferee or assignee of not less than 100,000 shares of the Registrable Securities and: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to become a party to and be bound by this Agreement, (e) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, (f) such transferee shall be an "accredited investor" as that term defined in Rule 501 of Regulation D under the 1933 Act, and (g) if the assignment occurs after the date of effectiveness of the Registration Statement required to be filed pursuant to section 2.1, the transferee or assignee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment. Any such transferee or assignee shall be deemed to be an Investor hereunder, in the place and stead of the transferring or assigning Investor with respect to the Registrable Securities so transferred and assigned, from and after the effective date of such permitted transfer, assignment and assumption.

                        AMENDMENT OF REGISTRATION RIGHTS.  This
Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this section 10 shall be binding on each Investor and the Company.

                        MISCELLANEOUS.

                                Holder.  A person or entity is deemed t
be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same
Registrable Securities, the Company shall act on the basis of instructions, notices or elections received from the registered owner of such Registrable Securities.

                                Notices.  Any notices or other
communications required or permitted to be given under this Agreement shall be sent by registered or certified mail, return receipt requested, or delivered personally or by facsimile or courier and shall be effective five days after being placed in the mail, if mailed, or on receipt, if delivered personally or by courier or facsimile, in each case properly addressed to the party to receive such notice. The addresses for such communications shall be:

                If to the Company:

                        47071 Bayside Parkway
                        Fremont, CA  94538
                        Telephone:  (510) 226-4000
                        Facsimile: (510) 226-4091
                        Attention:  Legal Department

                With copy to:

                        Shartsis, Friese & Ginsburg
                        One Maritime Plaza, 18th Floor
                        San Francisco, CA  94111
                        Telephone: (415) 421-6500
                        Facsimile: (415) 421-2922
                        Attention: Steven O. Gasser, Esq.

                If to the Buyer, at the addresses on the signature page of this Agreement.

                Each party shall provide notice to the other party of any change in address.

                                Governing Law.  This Agreement shall be
governed by and construed and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

                                Severability.  If any provision of this
Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                                Entire Agreement.  This Agreement and t
Securities Purchase Agreement together constitute the entire agreement of the parties and supersede all prior or contemporaneous negotiations, correspondence, understandings and agreements, written or oral, regarding the subject matter hereof.

                                Successors and Assigns.  Subject to
section 9, this Agreement shall inure to the benefit of and bind the parties hereto and their respective permitted successors and assigns.

                                Headings; References.  The headings in
this Agreement are for convenience of reference only and are not part of this Agreement. References to sections herein refer to sections of this Agreement, except as otherwise indicated. The singular includes the plural and vice versa, as the context may require.

                                Counterparts.  This Agreement may be
executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. If any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four additional original executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.

                                Further Assurances.  Each party shall d
and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.



COMPANY:

SYQUEST TECHNOLOGY,
INC.



By:/s/
Name: Michael Clemens
Its: Vice-President,
Financial
Services and Treasurer


BUYER:

JARDINE MATHESON & CO.,
LIMITED


By: /s/
Name: N.B. Venter
Its: Director

Address:

JARDINE TRANSPORT
SERVICES
24th Floor, Devon House
979 King's Road
Hong Kong
Attention: Ben Williams
Facsimile:  852-285
69635


                                                        Telephone:  852
92937



Exhibit 10.2

        SECURITIES PURCHASE AGREEMENT


                This Securities Purchase Agreement (the "Agreement") dated May 1, 1997, is entered into by and between SyQuest
Technology, Inc., a Delaware corporation (together with its successors, "SyQuest"), and New Enterprises Associates VII L.P., a Delaware limited partnership, (together with its successors, "NEA").

                Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation D (as now if effect or as hereafter amended, "Regulation D") under the Securities Act of 1933, as amended (the "Securities Act").

                The parties hereto agree as follows:

                  Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

                                5% Convertible Preferred Stock.  SyQues
agrees to issue and sell to NEA, and NEA agrees to purchase from SyQuest, on the Closing Date specified in Section 2 hereof, 50,000 shares of SyQuest's 5% Cumulative
Convertible Preferred Stock, Series 4, stated value $100 per share (the "Preferred Shares"), having the terms and conditions set forth in the Certificate of Designation which is attached hereto as Annex A at a purchase price per share equal to one hundred dollars ($100), for an aggregate purchase price of $5,000,000.

                                Warrant.  In consideration of the
purchase of the Preferred Shares by NEA, SyQuest will issue to NEA on the Closing Date specified in Section 2 hereof, a warrant having the terms set forth in the warrant certificate attached hereto as Annex B (the "Warrant") to purchase up to 5,000,000 shares (subject to adjustment) of SyQuest's Common Stock, par value $.001 per share (the
"Common Stock"), which, subject to the terms and conditions of this Agreement and the Warrant, will be freely tradable.
 The shares of Common Stock issuable pursuant to the Warrant are referred to herein as the "Warrant Shares."

                                Converted Stock.  The term "Converted
Stock" shall apply to any Common Stock issued or to be issued to NEA upon conversion of the Preferred Shares pursuant to the terms of this Agreement and the Certificate of Designation or upon the exercises of the Warrant.

                        Closing Date.   Upon satisfaction or, if
applicable, waiver of the conditions set forth in Sections 7 and 8 hereof, the delivery of the Preferred Shares referred to in
Section 1(a) and the Warrant referred to in Section 1(b) (the "Closing") shall take place initially via facsimile at 2:00 p.m. (Pacific Daylight Time) on May 1, 1997, or at such other date and time as NEA and SyQuest may agree (such date and time being referred to herein as the "Closing Date"), provided that the original certificates shall be delivered via Federal Express to NEA at the address set forth in Section 13 hereof.

                At the Closing, the following deliveries shall be made:

                                Preferred Shares.  SyQuest shall delive
the certificate representing the Preferred Shares, duly registered on the books of SyQuest in the name of NEA, against payment by NEA of the purchase price specified in
Section 1(a) hereof in immediately available funds to the following account: Account Name: Bank of America, 1850
Gateway Blvd., 4th Floor, Concord, California 94520,
Account No. 1233456287, ABA No. 121000358.

                                Warrant.  SyQuest shall deliver the
certificate representing the Warrant to NEA. Such certificate shall be substantially in the form attached hereto as Annex B.

                                Closing Documents.  The closing documen
required by Sections 7 and 8 shall be delivered to NEA and SyQuest, respectively.

                                Delivery Notice.  An executed copy of t
delivery notice in the form attached hereto as Annex C shall be delivered to NEA.

                The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

                  Representations and Warranties of SyQuest. Except as disclosed in any report, form, schedule, statement or other document (collectively, "SEC Filings") filed by the Company prior to the date of this Agreement with the SEC under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), or as disclosed in the Schedule of Exceptions attached hereto SyQuest hereby represents and warrants to NEA on the date hereof and on the Closing Date, on the date any Preferred Share is converted (each a "Conversion Date") and on each Exercise Date
(as defined in the Warrant Certificate) as follows:

                                SyQuest has been duly incorporated and
validly existing in good standing under the laws of Delaware, or, after the Closing Date if another entity has succeeded SyQuest in accordance with the terms hereof, under the laws of one of the United States.

                                The execution, delivery and performance
of this Agreement (including the issuance of the Preferred
Shares) and the Warrant Certificate by SyQuest have been duly authorized by all requisite corporate action and no further consent or authorization of SyQuest, its Board of Directors or its stockholders is required. This Agreement and the Warrant Certificate have been duly executed and delivered by SyQuest and, when duly authorized, executed and delivered by NEA, will be valid and binding agreements enforceable against SyQuest in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                                SyQuest has full corporate power and
authority necessary to execute and deliver this Agreement and the Warrant Certificate and to perform its obligations hereunder (including the issuance of the Preferred Shares) and thereunder.

                                No consent, approval, authorization or
order of any court, governmental agency or other body is required for execution and delivery by SyQuest of this Agreement and the Warrant Certificate or the performance by SyQuest of any of its obligations hereunder (including the issuance of the Preferred Shares) or thereunder, other than, with respect to any Exercise Date, any consent, approval, authorization or order which is received on or prior to such date.

                                Neither the execution and delivery by
SyQuest of this Agreement and the Warrant Certificate nor the performance by SyQuest of any of its obligations hereunder or thereunder:

                                  violates, conflicts with, results in
breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Certificate of Incorporation or by-laws of SyQuest or any of its subsidiaries or any Certificate of Designation relating to any securities of SyQuest or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which SyQuest is aware
(after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over SyQuest or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which SyQuest or any of its subsidiaries is a party, by which SyQuest or any of its subsidiaries is bound, or to which any of the properties or assets of SyQuest or any of its subsid-iaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which SyQuest or any of its subsidiaries is a party or (E) any rules of the National Asso-ciation of Securities Dealers, Inc. applicable to SyQuest or the transactions contemplated hereby; or

                                  results in the creation or imposition
of any lien, charge or encumbrance upon (A) any Preferred Share, the Warrant or any Converted Stock or (B) any of the properties or assets of SyQuest or any of its subsidiaries.

                                SyQuest has validly reserved  400,000
Preferred Shares for issuance pursuant to the terms hereof.
 SyQuest has recommended at its 1997 Annual Meeting of stockholders an amendment to SyQuest's Certificate of Incorporation (the "Amendment") that would increase the number of shares of Common Stock authorized for issuance to 120,000,000, and if the Amendment is approved SyQuest intends to reserve for issuance to NEA the maximum number of shares of Common Stock that may be issuable from time to time upon conversion of the Preferred Shares and exercise of the Warrant. When issued to NEA against payment therefor in accordance with the terms of this Agreement, the Certificate of Designation or the Warrant, each share of Preferred Stock and Converted Stock:

                                  will have been duly and validly
authorized, duly and validly issued, fully paid and non-assessable;

                                  will be free and clear of any securit
interests, liens, claims or other encumbrances (other than those resulting solely from actions by NEA); and

                                  will not have been issued or sold in
violation of any preemptive or other similar rights of the holders of any securities of SyQuest.

                                Reserved.

                                On the Closing Date, there is no pendin
or, to the best knowledge of SyQuest, threatened action, suit, proceeding or investigation before any court, gov-ernmental agency or body, or arbitrator having jurisdiction over SyQuest or any of its affiliates that would materially affect the execution by SyQuest of, or the performance by SyQuest of its obligations under, this Agreement or the Warrant Certificate, provided, however, that the representations and warranties contained in this Section
3(h) shall not apply to any action, threatened action, suit, proceeding or investigation initiated by NEA.

                                SyQuest has timely filed all filings wi
the United States Securities and Exchange Commission (the
"SEC") under the Securities Act or under Section 13(a) or 15(d) of the Exchange Act (each, an "SEC Filing") required to be filed by SyQuest pursuant to such acts and no SEC
Filing, or press release containing information material to the business of SyQuest as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                                Since the date of SyQuest's most recent
SEC Filing, there has not been, and SyQuest is not aware of any development that would require an amendment to SyQuest's Registration Statement on Form S-3 (registration number 333-17119), as supplemented, in order to permit public offers and sales of shares of Common Stock thereunder.



                                The offer and sale of the Preferred
Shares, the Warrant and the Converted Stock to NEA pursuant to this Agreement and the Warrant Certificate will, subject to compliance by NEA with the applicable representations and warranties contained in Section 4 hereof and with the applicable covenants and agreements contained in Section 6 hereof, be made in accordance with the provisions and requirements of Regulation D and any applicable state law, provided, however, that the representations and warranties contained in this Section 3(k) shall not be required to be given in respect of any Exercise Date if the provisions of
Section 3A are applicable and SyQuest is in full compliance therewith and NEA is permitted to resell the Common Stock thereunder.

                                Capitalization.  The authorized, issued
and outstanding capital stock of the Company were as of the dates set forth in the Proxy Statement as described in the Proxy Statement, and as of the date hereof is substantially the same. As of March 3, 1997, all the outstanding shares of Commons Stock are, and all shares which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof. There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever granted or issued by the Company and relating to, or securities or rights granted or issued by the Company and convertible into, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries. There are no outstanding debt securities issued by the Company. There are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act
(except this Agreement). The Company has furnished to NEA true and correct copies of the Certificate of Incorporation and the Company's By-laws, as in effect on the date hereof
(the "Bylaws").

                3.A     Registration Provisions.

                        a.       SyQuest shall, as promptly as
practicable hereafter and at its own expense, file a reg-istration statement (the "Registration Statement") under the Securities Act covering the sale or resale of the maximum number of shares of Common Stock then issuable upon conversion of the Preferred Shares and exercise of the Warrant (each a "Covered Security"), shall use its best efforts to cause such Registration Statement to be declared effective not later than July 1, 1997 (or August 1, 1997, if the SEC reviews such Registration Statement) and shall amend such Registration Statement from time to time upon the request of NEA if the maximum number of shares of Common Stock issuable upon conversion of the Preferred
Shares and exercise of the Warrant is greater than the number of shares of Common Stock registered pursuant to such Registration Statement, unless an amendment is not required for the registration and sale of such securities under such Registration Statement pursuant to Rule 416 or any other rule under the Securities Act; provided that NEA shall have provided such information and cooperation in connection therewith as SyQuest may reasonably request.

                        b. SyQuest will use its best efforts to: ( keep such registration effective until the earlier of (A) the second anniversary of the issuance of each Covered
Security, (B) such date as all of the Covered Securities shall have been sold by NEA or (C) such time as all of the Covered Securities held by NEA can be sold by NEA or any of its affiliates within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities
Act ("Rule 144"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration
Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by NEA or any of its affiliates; (iii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as NEA from time to time may reasonably request; (iv) cause all Covered
Securities that are Common Stock to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by SyQuest are then listed or quoted; (v) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered
Securities; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and
(vii) file the documents required of SyQuest and otherwise use its best efforts to obtain and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Covered Securities are originally sold and (B) all other states specified in writing by NEA, provided, however, that as to this clause (B), SyQuest shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

                        c. SyQuest shall furnish to NEA upon reque a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by NEA or any of its affiliates pursuant to the Registration Statement.

                        d. With a view to making available to NEA and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, SyQuest covenants and agrees to:
 (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning
SyQuest, until the earlier of (A) the third anniversary of the issuance of each Covered Security or (B) such date as all of the Covered Securities shall have been resold by NEA or any of its affiliates; (ii) maintain its status as a Re-porting Issuer and file with the SEC in a timely manner all reports and other documents required of SyQuest for use of Form S-3; and (iii) furnish to NEA upon request, as long as NEA owns any Covered Securities, (A) a written statement by SyQuest that it has complied with the reporting re-quirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of SyQuest, and (C) such other information as may be reasonably requested in order to avail NEA and its affili-ates of Rule 144 or Form S-3 with respect to such Covered
Securities.

                        e.      Notwithstanding anything else in this
Section 3A, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Securities, SyQuest determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, SyQuest will immediately notify NEA thereof by telephone and in writing.
 Upon receipt of such notification, NEA and its affiliates will immediately suspend all offers and sales of any Covered Securities pursuant to the Registration Statement.
 In such event, SyQuest will amend or supplement the Regis-tration Statement as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by NEA and its affiliates in accordance with applicable federal and state securities laws. SyQuest will promptly notify NEA after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented) to NEA in accordance with paragraph (b) of this Section 3A. Notwithstanding the foregoing, (A) under no circumstances shall SyQuest be entitled to exercise its right to suspend sales of any Covered Securities pursuant to the Registration Statement more than two times in any twelve-month period, (B) the period during which such sales may be suspended (each a "Blackout Period") shall not exceed thirty days and (C) no Blackout Period may commence less than 30 days after the end of the preceding Blackout Period.

                Upon the commencement of a Blackout Period pursuant to this Section 3A, NEA will immediately notify SyQuest of any contracts to sell any Covered Securities (each a "Sales
Contract") that NEA or any of its affiliates has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Covered Securities pursuant to such Sales Contract. Upon receipt of such notice, SyQuest will immediately notify NEA of its election either (i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statement or the Prospectus in order to correct the material misstatement or omission and deliver to NEA copies of such amended or supplemented Registration
Statement and Prospectus in accordance with paragraph (b) of this Section 3A or (ii) to continue the Blackout Period in accordance with this paragraph. If SyQuest elects to continue the Blackout Period, and NEA or any of its affiliates is therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being hereinafter referred to herein as the "Unsold Securities"), SyQuest will promptly indemnify each NEA Indemnified Party (as such term is defined in Section 11(a) below) against any Proceeding (as such term is defined in Section 11(a) below) that each NEA
Indemnified Party may incur arising out of or in connection with NEA's breach or alleged breach of any such Sales
Contract, and SyQuest shall reimburse each NEA Indemnified
Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investi-gating or defending any such Proceeding (collectively, the "Indemnification Amount"); provided, however, that each NEA
Indemnified Party shall take all actions reasonably necessary or appropriate to mitigate such Indemnification
Amount; and provided further, however, that the Indem-nification Amount shall be reduced by an amount equal to the number of Unsold Securities multiplied by the difference between (x) the actual per share price received by NEA or any of its affiliates upon the sale of the Unsold
Securities (if such sale occurs within three Trading Days of the end of the Blackout Period) or the closing sale price of the Common Stock on the NASDAQ National Market
("NASDAQ") or other national securities exchange on which the Common Stock is then listed on the third Trading Day after the end of the Blackout Period (if the Unsold
Securities are not sold by NEA or any of its affiliates within three Trading Days of the end of the Blackout Peri-
od), and (y) the per share sale price for the Unsold
Securities provided in the Sales Contract. As used herein, the term "Trading Day" means any day on which SyQuest's
Common Stock is quoted on NASDAQ or, if applicable, other national securities exchange.

                  Representations and Warranties of NEA. NEA hereby represents and warrants to SyQuest on the date hereof and on the Closing Date, and agrees with SyQuest, as follows:

                                The execution, delivery and performance
of this Agreement by NEA have been duly authorized by all requisite corporate action and no further consent or authorization of NEA, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by NEA and, when duly authorized, executed and delivered by SyQuest, will be a valid and binding agreement enforceable against NEA in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                                NEA understands that no United States
federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Preferred Shares or the Warrant.

                                In making the decision to purchase the
Preferred Shares or the Warrant in accordance with this Agreement, NEA has relied solely upon independent investigations made by it and not upon any representations made by SyQuest other than those made in this Agreement.

                                Subject to Section 3A, NEA understands
that the Preferred Shares, the Warrant and the Converted
Stock have not been registered under the Securities Act and may not be reoffered or resold other than pursuant to such registration or an available exemption therefrom.

                                Investment Purpose.  NEA is purchasing
the Preferred Shares and the Warrant for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof except pursuant to sales registered under the 1933 Act.
NEA is not purchasing the Preferred Shares or Warrant for the purpose of covering, and will not use any Conversion
Shares, Dividend Shares or Warrant Shares (collectively,
"Derivative Shares") to cover, any short sale position in the Common Stock. NEA understands that it shall be a condition to the issuance of any Derivative Shares that the representations and warranties in this section 4 shall be true and complete with respect to the Warrant and such Derivative Shares.

                                Accredited Investor Status.  NEA is an
"accredited investor" as that term is defined in Regulation
D. NEA is able to bear the economic risk of NEA's investment hereunder.

                                Reliance on Exemptions.  NEA understand
that the Preferred Shares, the Warrant and the Derivative
Shares are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that SyQuest is relying on the truth and accuracy of, and NEA's compliance with, the representations, warranties, agreements, acknowledgments and understandings of NEA set forth herein in order to determine the availability of such exemptions and the eligibility of NEA to acquire Preferred Shares, the Warrant and Derivative
Shares.

                                Sophistication.  A principal executive
officer of NEA who is acting on behalf of NEA in connection with the transactions contemplated hereby has such knowledge and experience in financial and business matters that such officer is capable of evaluating the merits and risks of the investment by NEA contemplated by this Agreement and has the capacity to protect NEA's interests.

                                Information.  NEA has been furnished wi
all materials and information relating to the business, management, properties, financial condition, operations, affairs and prospects of the SyQuest and all materials and information relating to the offer and sale of the Preferred
Shares, the Warrant and the Derivative Shares, as have been requested by NEA. NEA has been afforded the opportunity to ask all questions of the SyQuest that NEA considered appropriate or desirable to ask in connection with this Agreement and has received answers to such inquiries that NEA considers satisfactory. NEA understands that its investment in the Preferred Shares, the Warrant and Derivative Shares involves and will involve a high degree of risk. NEA has sought such investment, accounting, legal and tax advice as it has considered necessary to an informed investment decision with respect to its acquisition of Preferred Shares, the Warrant and the Derivative Shares.

                                Transfer or Resale.  NEA understands th
(i) except as otherwise provided in section 3.A, the Preferred Shares, the Warrant and the Derivative Shares have not been and are not being registered under the 1933
Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) NEA shall have delivered to the SyQuest an opinion of counsel, reasonably satisfactory in form, scope and substance to the SyQuest, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act ("Rule 144") may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter
(as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the SyQuest nor any other person is under any obligation to register such securities (other than pursuant to section 3.A) under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                        Covenants of SyQuest. Except as set forth in the Schedule of Exceptions attached hereto, SyQuest covenants and agrees with NEA as follows:

                                For so long as any of the Preferred
Shares or any portion of the Warrant remains outstanding, SyQuest will use its best efforts to (i) maintain the eligibility of the Common Stock for quotation on NASDAQ or listing on a national securities exchange (as defined in the Exchange Act) and (ii) regain the eligibility of the Common Stock for quotation on NASDAQ in the event that the Common Stock is delisted by NASDAQ.

                                SyQuest will (i) provide NEA with an
opportunity to review and comment on any public disclosure by SyQuest of information regarding this Agreement and the transactions contemplated hereby, (ii) promptly notify NEA if there is any public disclosure by SyQuest of material information regarding SyQuest or its financial condition, prospects or results of operation and (iii) provide NEA with copies of all SEC Filings.

                                If the Amendment is not approved on or
prior to July 1, 1997, and NEA seeks to convert any Preferred Shares or exercise the Warrant and SyQuest is unable to deliver the Converted Stock, then within three months of delivery of the applicable Conversion Notice (as defined in the Certificate of Designation) or Exercise
Notice (as defined in the Warrant Certificate), as the case may be, SyQuest must make a cash payment in lieu of delivering the Converted Stock equal to the market value of the Common Stock issuable pursuant to such Conversion
Notice or Exercise Notice calculated by using (i) the closing price on NASDAQ as reported by Bloomberg, L.P. on the date of delivery of the Conversion Notice or Exercise
Notice, or (ii) if NASDAQ is not then the principal trading market for the Common Stock, the closing price on the principal trading market for the Common Stock at that time
(the "Principal Market"), as reported by Bloomberg L.P. on the date of delivery of the Conversion Notice or Exercise
Notice, or (iii) if NASDAQ is not then the principal trading market for the Common Stock and there is no Principal Market, the market value as determined in good faith by the Board of Directors of SyQuest, in each such case plus 15% per annum interest for the period from the date of delivery of the Conversion Notice or Exercise
Notice to the date the amount is paid in full. If SyQuest is required to make payments to NEA pursuant to this
Section 5(c) because of a failure to deliver Converted
Stock, the provisions of Section 10 shall not apply to such failure to deliver Converted Stock. If the value of the Common Stock is to be determined by the Board of Directors of SyQuest and NEA disagrees with said valuation, the value of the Common Stock will be determined by binding arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration
Association, and such arbitration shall proceed in San
Francisco, California or at such other place as agreed to in writing by SyQuest and NEA.

                                SyQuest will comply with the terms and
conditions of the Preferred Shares and of the Warrant as set forth in the Warrant Certificate (as duly amended from time to time by the parties hereto).

                                After the Amendment is approved and for
so long as any of the Preferred Shares or any portion of the Warrant remains outstanding, SyQuest shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for issuance upon conversion of such Preferred Shares or exercise of such Warrant, the maximum number of shares of Converted Stock then so issuable. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the outstanding Preferred Shares and the exercise of the Warrant for all the Warrant Shares issuable thereunder, SyQuest shall use its best efforts to increase its number of authorized shares of Common Stock to such number of shares as shall be sufficient to effect such conversion and exercise, including causing the SyQuest Board of Directors to call a meeting of stockholders and recommend such increase, and after obtaining any such approval SyQuest shall reserve for issuance to NEA the number of shares of Common Stock required to effect such conversion and exercise. At the 1997 Annual Meeting of SyQuest's stockholders, SyQuest will recommend to its stockholders the Amendment, and SyQuest shall use its best efforts to obtain stockholder approval of the Amendment.

                                As soon as such information is availabl
(but in no event later than the date of filing of SyQuest's quarterly report on Form 10-Q for the period ended March
31, 1997), SyQuest shall deliver to NEA a written notice stating the number of outstanding shares of Common Stock as of March 31, 1997.

                                SyQuest shall not issue any Preferred
Shares to any person other than NEA except that SyQuest may issue Preferred Shares pursuant to the Certificate of Designations if issued within 34 days from the date the Certificate of Designations is filed with the Delaware
Secretary of State, except that SyQuest may issue Preferred
Shares as dividends as provided in the Certificate of Designations.

                                If the Amendment is approved by SyQuest
stockholders, SyQuest will cause the Common Stock issuable pursuant to conversion of the Preferred Shares and exercise of the Warrant to be duly listed and admitted for trading on NASDAQ or, if NASDAQ is not then the principal trading market for the Common Stock, on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

                          Covenants of NEA.  NEA hereby covenants and
agrees with SyQuest as follows:

                                Neither NEA nor any of its affiliates n
any person acting on its or their behalf will at any time offer or sell any Preferred Shares, the Warrant or any Converted Stock other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom.

                                NEA will agree not to convert its Pre-
ferred Stock for a maximum period of 60 days following a successful public offering of the Common Stock in excess of $25 million in a single transaction, if all other convert-ible security holders are bound by the same restriction.


                6A.     Legend.  NEA understands that the certificates
or other instruments representing the Preferred Shares, the Warrant and, until such time as the Derivative Shares shall have been sold pursuant to a registration under the 1933 Act as contemplated by this Agreement, the stock certificates representing the Derivative Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURI-
TIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE
OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE
ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF
COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE
TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID
ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD
PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and SyQuest shall issue a certificate without such legend to any holder of Preferred Shares, the Warrant or Derivative Shares if, unless otherwise required by state securities laws, (a) the same are sold pursuant to an effective registration statement under the 1933 Act, or (b) in connection with a sale transaction, such holder provides the SyQuest with an opinion of counsel, in form, substance and scope reasonably acceptable to the SyQuest, to the effect that a public sale, assignment or transfer thereof may be lawfully effected without registration under the 1933 Act, or (c) such holder provides the SyQuest with assurances reasonably satisfactory to the SyQuest that the same may be publicly sold pursuant to Rule 144 without restriction.

                  Conditions Precedent to NEA's Obligations. The obligations of NEA hereunder are subject to the performance by SyQuest of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by NEA:

                                On the Closing Date, on each Conversion
Date and on each Exercise Date (as defined in the Warrant
Certificate), (i) to the extent provided in Section 3 hereof, the representations and warranties made by SyQuest in this Agreement shall be true and correct, and (ii)
SyQuest shall have complied fully with all the covenants and agreements in this Agreement and the Warrant
Certificate; and NEA shall have received on each such date a certificate of the Chief Executive Officer and the Chief
Financial Officer of SyQuest dated such date and to such effect.

                                On the Closing Date, on each Conversion
Date and on each Exercise Date, SyQuest shall have delivered to NEA an opinion of counsel reasonably satisfactory to NEA, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b),
(c), (d), (e), (f), and (h) of Section 3 hereof and paragraph (h) of Section 5 hereof (provided that the opinion delivered on the Closing Date need not confirm the matters covered in paragraph (h) of Section 5 hereof);
provided, however, that no such opinion delivered in respect of any Exercise Date or Conversion Date shall be required to cover the matters set forth in paragraph (h) of
Section 3 hereof.

                                Prior to the Closing, the Certificate o
Designation will have been filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

                                On the Closing Date, SyQuest shall have
delivered to NEA the opinion of counsel reasonably satis-factory to NEA, dated the Closing Date, to the effect that the offer and sale of the Preferred Shares and the Warrant hereunder do not require registration under the Securities
Act.

                As used herein the term "Business Day" means any day on which banks in the City of New York are open for business.

                  Conditions Precedent to SyQuest's Obligations. The obligations of SyQuest hereunder are subject to the performance by NEA of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by SyQuest:

                                On the Closing Date and on each Exercis
Date (as defined in the Warrant Certificate), (i) the representations and warranties made by NEA in this Agreement shall be true and correct, and (ii) NEA shall have complied fully with all the covenants and agreements in this Agreement and the Warrant Certificate; and SyQuest shall have received on each such date a certificate of an appropriate officer of NEA dated such date and to such effect.

                  Fees and Expenses. SyQuest agrees to pay NEA's reasonable legal fees and costs actually incurred incident to the preparation of this Agreement and related documents up to $5,000.00 upon presentation of evidence reasonably satisfactory to SyQuest that such fees and costs were actually incurred.

                  Non-Performance.

                If, on the date hereof, on the Closing Date, on any Conversion Date or any Exercise Date, SyQuest shall fail to deliver the Warrant, Preferred Shares or Converted Stock to NEA required to be delivered pursuant to this Agreement for any reason other than the failure of any condition precedent to SyQuest's obligations hereunder or the failure by NEA to comply with its obligations hereunder, then SyQuest shall:

                          hold NEA harmless against any loss, claim or
damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by SyQuest; and

                          reimburse NEA for all of its reasonable out-
of-pocket expenses, including fees and disbursements of its counsel, incurred by NEA in connection with this Agreement and the Warrant and the transactions contemplated herein and therein;

provided, however, that SyQuest shall then be under no further liability to NEA except as provided in the Warrant Certificate, this Section 10 and Section 11 hereof.

                  Indemnification.

                                Indemnification of NEA.  SyQuest hereby
agrees to indemnify NEA and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) any of the foregoing persons (each a "NEA Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                                  any untrue or alleged untrue statemen
of a material fact by SyQuest or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by SyQuest or any of its affiliates or any person acting on its or their behalf ;

                                  any of the representations or warran-
ties made by SyQuest herein being untrue or incor-rect; and

                                  any breach or non-performance by
SyQuest of any of its covenants, agreements or obli-gations under this Agreement and the Warrant
Certificate;

and SyQuest hereby agrees to reimburse each NEA Indemnified Party for any reasonable legal or other expenses incurred by such NEA Indemnified Party in investigating or defending any such Pro-ceeding; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or willful misconduct of NEA in connection therewith.

                                Indemnification of SyQuest.  NEA hereby
agrees to indemnify SyQuest and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) any of the foregoing persons (each a "SyQuest Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                                  any untrue or alleged untrue statemen
of a material fact by NEA or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by NEA or any of its affiliates or any person acting on its or their behalf:

                                  any of the representations or
warranties made by NEA herein being untrue or incorrect; and

                                  any breach or non-performance by NEA
any of its covenants, agreements or obligations under this Agreement and the Warrant Certificate;

        and NEA hereby agrees to reimburse each SyQuest Indemnified Party for any reasonable legal or other expenses incurred by such SyQuest Indemnified Party in investigating or defending any such Proceeding; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or willful misconduct of SyQuest in connection therewith.

                                Conduct of Claims.

                                  Whenever a claim for indemnification
shall arise under this Section, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                                  Upon delivery of such notice, such
Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

                                  Such Indemnifying Party shall have th
right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the In-demnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

                                  No Indemnifying Party shall, without
the prior written consent of the Indemnified Parties
(which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a state-ment as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified
Party.

                  Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Preferred Shares, the Warrant and any Converted Stock issuable hereunder.

                  Notices. all communications hereunder shall be in writing, and if sent to NEA, shall be delivered by
hand, sent by registered mail or transmitted and confirmed by facsimile to NEA at:

                        New Enterprises Associates VII, L.P.
                        2490 Sand Hill Road
                        Menlo Park, California 94025
                        Attention: Mark Perry
                        Telephone:      (415) 854-9499
                        Facsimile:      (415) 854-9397

                        with a copy to:

                        Wilson, Sonsini, Goodrich & Rosati
                        650 Page Mill Road
                        Palo Alto, California  94304
                        Attention:  Robert Latta
                        Telephone:      (415) 493-9300
                        Facsimile:      (415) 493-6811

                                if sent to SyQuest, shall be delivered
hand, sent by registered mail or transmitted and confirmed by facsimile to SyQuest at:

                        SyQuest Technology, Inc.
                        47071 Bayside Parkway
                        Fremont, CA  94538
                        Attention:  Chief Financial Officer
                        Telephone:      (510) 226-4000
                        Facsimile:      (510) 226-4114

                        with a copy to:

                        Shartsis, Friese & Ginsburg LLP
                        One Maritime Plaza, 18th Floor
                        San Francisco, CA  94111
                        Attention:  Douglas L. Hammer
                        Telephone:      (415) 421-6500
                        Facsimile:      (415) 421-2922

                  Miscellaneous

                                This Agreement may be executed in one o
more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

                                This Agreement and the Warrant shall
inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to
Section 11 hereof, their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder.
SyQuest may not assign this Agreement or the Warrant Certificate.

                                This Agreement and the Warrant
Certificate shall be governed by, and construed in accordance with, the internal laws of the State of California, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the City of San Francisco and State of California and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement and the Warrant (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

                                The provisions of this Agreement and th
Warrant Certificate are severable, and if any clause or provision hereof shall be held invalid, illegal or unenforceable in whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement or the Warrant Certificate.

                                The headings of the sections of this
document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                                This Agreement (including the Warrant a
the terms and conditions of the Certificate of Designations relating to the Preferred Shares) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement and the Warrant and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or under the terms of the warrant and term sheets between such parties.

                                The term "affiliate" is used herein  as
defined in Rule 144(a)(1) under the Securities Act.

                                On or before May 7, 1997, SyQuest shall
file a certificate of correction (without further consent by or agreement from NEA) to correct errors to the Certificate of Designations as set forth in Annex D hereto.

                                At SyQuest discretion, it may take
whatever steps it deems necessary to amend (without further consent by or agreement from NEA) the Certificate of Designations to increase the number of authorized shares of 5% Cumulative Convertible Preferred Stock, Series 4 from four hundred thousand (400,000) shares to six hundred thousand (600,000) shares.

                                Notwithstanding any provision of the
Certificate of Designations to the contrary, the Company may hereafter authorize additional or other capital stock for issuance to Beijing Legend Group Ltd. and its affiliates that is senior, equal or junior to the Series 4 Preferred Shares, in respect of the preferences as to dividends and distributions and payments on the liquidation, dissolution and winding up of the Company, provided that any such preference shall not exceed
Beijing Legend Group Ltd.'s investment in SyQuest, provided further that Company may not otherwise hereafter, for so long as any Series 4 Preferred Shares are outstanding, authorize additional or other capital stock that is of senior or equal rank to the Series 4 Preferred Shares, in respect of the preferences as to dividends and distributions and payments on the liquidation, dissolution and winding up of the Company.




                  Time of Essence. Time shall be of the essence in this Agreement and the Warrant.



                IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


                                        SYQUEST TECHNOLOGY, INC.

                                        By:
/s/_________________________________________
                                        Name: Edward L. Marinaro
                                        Title: Chairman of the Board

                                        NEW ENTERPRISES ASSOCIATES VII

                                        By:  /s/

                                        Name: Mark Perry
                                        Title: General Partner




SCHEDULE OF EXCEPTIONS


        Regarding section 3.l, the number of shares of Common Stock issuable on conversion of SyQuest's outstanding (a) 7% Cumulative Convertible Preferred Stock, Series 1, and (b) 5% Cumulative Convertible Preferred Stock, Series 3, may vary based on the average closing prices of the Common Stock for the five days preceding conversion. In addition to the issued and outstanding Common Stock listed in section 3.l., as of the following dates, the Company is deemed to have issued shares of its Common Stock to the following entities in connection with their agreement to exchange certain trade debt for such Common Stock and have agreed to register such Common Stock:

                                                                NO. OF
NAME                            DATE OF EXCHANGE                SHARES

Seksun Precision                March 19, 1997        141,957
Engineering Limited

Tongkah Electronics     March 26, 1997          3,506,874
SDN.BHD.

Silicon Systems, Inc.   March 26, 1997          811,017


The Company is also committed to issue and additional 564,582 shares of Common Stock to Jardine Matheson & Co. and an additional 600,000 shares of Common Stock to NIDEC Corporation in connection with the exchange by those entities of debt for Common
Stock.



Annex D


        The Certificate of Designations shall be corrected by the filing of a certificate of correction:



        To substitute a comma in place of the semicolon in third sentence of Paragraph 1.

        To revise the sentence beginning Paragraph 2 to read as follows: "The holders of the Series 4 Preferred Shares shall have the right, at their option, but subject to the terms of the purchase agreement with the Company governing the terms of such holder's purchase of Series 4 Preferred Shares (the "Purchase Agreement"), to convert the Series 4 Preferred Shares into shares of the common stock of the Company, $.001 par value, as such stock now exists or may be changed from time to time hereafter ("Common Stock"), on the following terms and conditions:"

        To change reference in Paragraph 2(h) to the singular "warrant" to the plural "warrants" and to delete the words "that certain" with regard to the warrant, to substitute for the word "Fletcher" the phrase "holders of Series 4 Preferred Shares", to substitute the word "Purchase" for the word "Subscription" and to change the reference to paragraph 2(j) to 2(i). Paragraph 2(h) shall thereafter read as follows:

        (h) The 19.9% Limit. If at the time that the Company receives a Conversion Notice, the aggregate number of shares of Common Stock issuable pursuant to such Conversion Notice and all other Conversion Notices received at that time (the "Subject Conversion Notices"), when added to the aggregate number of shares of Common Stock (1) previously issued on conversion of Series 4 Preferred Shares and the exercise of the Warrants to purchase Common Stock (the "Warrants") issued by the Company to the holders of the Series 4 Preferred Shares pursuant to the Purchase
Agreement on the date of initial issuance of the Series 4 Preferred Shares and (2) issuable on conversion of all remaining outstanding Series 4 Preferred Shares
(determining such number as if such Series 4 Preferred
Shares were converted as of the Conversion Date relating to such Conversion Notice) and (3) issuable on exercise of the Warrants (determined based on the Exercise Price then in effect, as defined in the Warrants) would exceed nineteen and nine-tenths percent of the total number of shares of Common Stock outstanding (adjusted to reflect any split, subdivision, combination or consolidation of the Common
Stock, whether by reclassification, distribution of a dividend with respect to the outstanding Common Stock payable in shares of Common Stock, or otherwise, or any recapitalization of the Common Stock) on the date of the first issuance of Series 4 Preferred Shares (the "19.9%
Limit") and such circumstance would require the approval of the holders of the Common Stock pursuant to the listing requirements of the Nasdaq Stock Market or the rules of the National Association of Securities Dealers, Inc. (or such stock exchange or other interdealer quotation system that is then the Principal Market), the number of Series 4
Preferred Shares identified in the Subject Conversion
Notices that, if converted into shares of Common Stock, would equal or exceed the 19.9% Limit (the "Excess
Preferred Shares"), shall not be converted unless and until the stockholder approval referred to in section (2)(i) (the "Stockholder Consent") is obtained or is no longer required. The Excess Preferred Shares will be allocated among the holders delivering Subject Conversion Notices on a pro rata basis based on the relative number of Series 4 Preferred Shares identified in each such Subject Conversion Notice. Any Excess Preferred shares shall not be converted into shares of Common Stock until the later of the date on which the Stockholder Consent is obtained and the Company receives a subsequent Conversion Notice with respect thereto. If the Company is not otherwise notified by the Nasdaq Stock Market or the National Association of
Securities Dealers, Inc. that Stockholder Consent is necessary, the Company will issue Common Stock to the holders of the Series 4 Preferred Shares in excess of the 19.9% Limit.











        May 30, 1997








Combination, Inc.
c/o ISSC
310 Madison Avenue
New York, New York 10017
Attention: Moishe. Bodner

                Re:     SyQuest Technology, Inc.

Ladies and Gentlemen:

                We have acted as counsel for SyQuest Technology, Inc., a Delaware corporation (the "Company"), in connection with the Securities Purchase Agreement dated May 5, 1997 (the "Agreement"), between you and the Company and the transactions contemplated thereby. The Agreement, the schedules and exhibits attached to the Agreement, the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 4 (the "Certificate of Designations") of the Company (in the form attached to the Agreement as Annex A), and the Warrant Certificate (in the form attached to the Agreement as Annex B) are collectively called herein the "Documents." Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Documents.
This opinion is furnished to you pursuant to sections 7.b and 7.d of the Agreement.

                For purposes of rendering this opinion, we have examined the following documents:

                        Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on January 24,
1992, and an amendment thereof so filed on September 27, 1996
(together with the Certificates described in the following paragraphs 2, 3, 4, 5 and 6, the "Certificate of Incorporation");

                        Certificate of Designations, Preferences and
Rights of 7% Cumulative Convertible Preferred Stock, Series 1, filed with the Delaware Secretary of State on June 7, 1996, and Certificates of Correction thereof filed with the Delaware
Secretary of State on June 10 and 14, 1996;

                        Certificate of Designations, Preferences and
Rights of Convertible Preferred Stock, Series 1, filed with the Delaware Secretary of State on October 9, 1996, and Amendments thereof filed with the Delaware Secretary of State on October 15 and 31 and November 1, 1996;

                        Certificate of Designations, Preferences and
Rights of 5% Cumulative Convertible Preferred Stock, Series 2, filed with the Delaware Secretary of State on October 9, 1996;

                        Certificate of Designations, Preferences and
Rights of 5% Cumulative Convertible Preferred Stock, Series 3, filed with the Delaware Secretary of State on April 1, 1997;

                        Certificate of Designations, Preferences and
Rights of 5% Cumulative Convertible Preferred Stock, Series 4, filed with the Delaware Secretary of State on April 28, 1997;

                        The Bylaws of the Company, as amended to date (the "Bylaws");

                        Pertinent minutes of the meetings and
resolutions of the Board of Directors the Company;

                        The Documents, as executed by the Company;

                        Certificate of Status-Foreign Corporation, dated April 28, 1997, issued by the California Secretary of State for the Company;

                        Letter of Tax Status, dated April 28, 1997, issued by the California Franchise Tax Board for the Company;

                        Certificate of Good Standing, dated April 28, 1997, issued by the Delaware Secretary of State for the Company;
and

                        The leases and other agreements filed with the SEC with the Company's annual report on Form 10-K for the year ended September 30, 1996, or with any subsequent SEC Filing, as listed on the list enclosed herewith.

                We have also made such legal and factual inquiries and examinations of documents, certificates, records and matters of law as we have deemed necessary as a basis for our opinion set forth below. We have assumed the genuineness and authenticity of all signatures and the authenticity of all documents submitted to us as originals, the conformity to the authentic originals of all documents submitted to us as copies and the accuracy, completeness and authenticity of certificates of public officials and of all corporate records and information made available to us by the Company. For purposes of rendering the opinion expressed herein, we have also relied generally upon certificates of public officials and statements and certificates of officers of the Company, and we have assumed that any certificates dated as of an earlier date continue to be accurate as of the date of this opinion.

                In making our examination of agreements executed by parties other than the Company, we have assumed that each such party has complied with all legal requirements that are applicable to it and that each such party has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements against the other parties thereto. We have also assumed that any natural person who is involved on behalf of the Company has sufficient legal capacity to enter into and perform the Documents or to carry out such person's role in the transactions contemplated by the Documents.

                In rendering the following opinion, we have assumed, without verification, the following:

                        All representations, warranties and covenants in the Documents are accurate and complete, except that we have not assumed the accuracy and completeness of any statement of law set forth in a representation or warranty in any of the Documents.

                        There are no agreements or understandings between the parties, written or oral, other than the Documents, and there is no usage of trade or course of prior dealing between the parties, that would, in any case, define, supplement or qualify any provision of the Documents.

                        Combination, Inc., a company organized under the laws of the Turks and Caicos ("Combination") has duly authorized, executed and delivered the Agreement and will comply with the obligations under the Documents.

                        The parties to the Documents and any agent acting for either of them in connection with the transactions contemplated by the Documents have acted in good faith and without notice of any defense against the enforcement of any rights created by, or created as a part of, the transactions contemplated by the Documents.

                        Combination will act in accordance with, and will not take, suffer or permit any action that is prohibited by, the terms and conditions of the Documents.

                        There has not been any mutual mistake of fact, misunderstanding, fraud, duress or undue influence.

                        The conduct of the parties to the Documents and the transactions contemplated thereby have complied with all requirements of good faith, fair dealing and conscionability.

                        The execution, delivery and performance of the Documents do not and will not constitute or result in a change in control of the Company as that term is used in Rule 4460(i)(1)(B) of the Rules of the National Association of Securities Dealers, Inc.

                        The execution, delivery and performance of the Documents do not and will not constitute or result in an issuance of Common Stock for less than the greater of book or market value of the Common Stock as those terms are used in Rule 4460(i)(1)(D) of the Rules of the National Association of Securities Dealers, Inc.

                        The Common Stock is and will continue to be qualified in all respects for listing and trading on, and will continue to be duly listed and traded on, the Nasdaq National
Market.

                        Notwithstanding that the Agreement provides that the Documents are to be governed by and construed in accordance with the internal laws of the State of California, a court nevertheless would apply the internal laws of the State of California and the Delaware General Corporation Law.

                Although we have acted as counsel for the Company in connection with the negotiation, preparation and execution of the Documents, we have only recently been engaged by the Company and we are not familiar with all of the agreements and contracts of the Company. Whenever any statement herein is qualified by "known to us," "to the best of our knowledge" or any similar phrase, it is intended to indicate that during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in the firm who have had an active involvement in rendering the legal services undertaken by this firm in representing the Company in connection with the negotiation, preparation and execution of the Documents. We have not, however, undertaken any independent investigation to determine the accuracy of any of such statements, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any of such statements should be drawn from the fact of our representation of the Company.

                Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that, except as set forth in the Schedule of Exceptions:

                The Company has been duly incorporated and is validly existing in good standing under the laws of Delaware.

                The execution, delivery and performance of the Documents by the Company have been duly authorized by all requisite corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required, except that the Company can not validly reserve for issuance or issue all of the Converted Stock unless and until an amendment (the "Amendment") to the Company's Certificate of Incorporation, sufficiently increasing the authorized number of shares of Common Stock, is approved by the Board of Directors and the stockholders of the Company and all appropriate or necessary actions are taken to cause such amendment to become effective. The Documents have been duly executed and delivered by the Company and will be valid and binding and enforceable against the Company in accordance with their respective terms, except that the Company can not validly reserve for issuance or issue all of the Converted Stock unless and until the Amendment becomes effective.

                The Company has full corporate power and authority necessary to execute and deliver the Documents and to perform its obligations thereunder, except that the Company can not validly reserve for issuance or issue all of the Converted Stock unless and until the Amendment becomes effective.

                No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by the Company of the Documents or the performance by the Company of any of its obligations thereunder, except that (i) the Company can not validly reserve for issuance or issue all of the Converted Stock unless and until the Amendment becomes effective, and (ii) we express no opinion on the securities or blue sky laws of any state or territory of the United States or any jurisdiction outside the United States or as to Delaware Organizations not governed by the Delaware General Corporation or Partnership Law.

                Other than the Company not being able validly to reserve for issuance or issue all of the Converted Stock unless and until the Amendment becomes effective, neither the execution and delivery by the Company of the Documents nor the performance by the Company of any of its obligations thereunder:

                        violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (i) the Certificate of Incorporation or the Bylaws, (ii) any decree, judgment, order or determination known to us of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its properties or assets, (iii) any law, treaty, rule or regulation of any governmental agency or body having jurisdiction over the Company or any of its properties or assets, (iv) the terms of any bond, debenture, note or other evidence of indebtedness known to us, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument known to us (except that we express no opinion with regard to the terms of section 4(i) of that certain Securities Purchase Agreement dated as of May 31, 1996, by and between the Company and GFL
Performance Fund Ltd., GFL Advantage Fund Ltd. and GFL
Portfolio B), to which the Company is a party, by which the Company is bound, or to which any of the properties or assets of the Company is subject, or (v) any rules of the National Association of Securities Dealers, Inc. applicable to the Company or the transactions contemplated by the Agreement; or

                        results in the creation or imposition of any lien, charge or encumbrance on any Preferred Shares, the Warrant, any Warrant Shares or any Converted Stock or any of the properties or assets of the Company.

                The Company has validly reserved 400,000 Preferred Shares for issuance pursuant to the Certificate of Designations, and at such time, if ever, as the Amendment becomes effective, the Company has been authorized by its Board of Directors to reserve such number of shares of Common Stock as the Company may be required to issue pursuant to the Certificate of Designations and 5,000,000 shares of Common Stock for issuance pursuant to the Warrant. Each Preferred Share, and at such time, if ever, as the Amendment becomes effective, each share of Converted Stock when issued to Combination in accordance with the Documents:

                        will have been duly and validly authorized and issued and will be fully paid and nonassessable;

                        to the best of our knowledge, will be free and clear of any security interests, liens, claims or other encumbrances suffered or permitted by the Company; and

                        to the best of our knowledge, will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company.

                To the best of our knowledge, except as disclosed in the Documents or the SEC Filings, there is no pending or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company that would materially affect the execution by the Company of the Documents or the performance by the Company of its obligations under the Documents.

                The Preferred Shares and the Warrant may be issued to you pursuant to the Agreement without registration under the 1933 Act, subject to the filing of Form D pursuant to Regulation D under the 1933 Act with the Securities and Exchange Commission, and the Converted Stock may be issued to you without registration under the 1933 Act in accordance with the Certificate of Incorporation and the Certificate of Designations.

                In rendering the foregoing opinion, we make no representations and express no opinion as to:

                                The enforceability of indemnification
provisions which purport to indemnify any party against, or to exonerate or release any party from, (a) liability for said party's wrongful or negligent acts, (b) liability for attorneys' fees and expenses arising from or related to such liability or actions or (c) liability under the Securities Act or any other state, Federal or foreign securities law. In this regard, we note that California law and Federal securities laws may prohibit such indemnification or exoneration.

                                Compliance by the Company with applicab
disclosure requirements and anti-fraud provisions of the Securities Act, the Exchange Act and any applicable state or foreign securities law.

                                The enforceability of any choice of law
choice of forum or choice of venue provision in the Documents.

                The foregoing opinion is further qualified to the
extent that the validity or enforceability of any provision of the Documents is subject to or affected by:



                        general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies;

                        bankruptcy, insolvency, reorganization,
moratorium or other laws relating to or affecting creditors' rights, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

                        limitations on the enforceability of contracts or obligations by entities (other than the Company) deemed to be doing business in the State of California that have failed to qualify to do business in the State of California or have failed to file tax returns required to be filed with, or pay taxes required to be paid to, the California Franchise Tax Board or whose authority to conduct business in the State of California has been suspended, forfeited or otherwise restricted;

                        limitations on the enforceability of a
requirement that any provision of the Documents may be amended or waived only in writing, to the extent that an oral agreement modifying provisions of such agreement has been performed;

                        limitations on the effectiveness of
"severability" provisions depending on the materiality of an unenforceable provision to the Documents as a whole and to the undertakings of the parties thereunder;

                        the effect of judicial decisions that have held that certain provisions of agreements are unenforceable where a party's enforcement of such provisions under the circumstances would violate that party's implied covenant of good faith and fair dealing; and

                        the effect of judicial decisions interpreting contract terms that provide for repayment of, or indemnification for, attorneys' fees in a manner that could limit recovery to fees reasonable under the circumstances and to allow recovery of fees by the prevailing party.

                The opinion set forth herein is as of the date of this opinion and we disclaim any undertaking to update this opinion based on any changes in fact or law of which we may become aware.

                We are admitted to practice law only in the State of California. We express no opinion on any laws (including any laws relating to conflicts of laws) other than the Federal laws of the United States of America, the Delaware General Corporation
Law and the laws of the State of California. The foregoing opinion is based solely on such laws.

                This opinion is for your benefit and may not be relied on by any other person or organization, or by you in any other context or for any other purpose, nor may copies hereof be delivered or anything herein otherwise be communicated to any other person, other than your legal counsel, without our prior written consent.

                                                        Very truly your

                SHARTSIS, FRIESE
& GINSBURG LLP



                                                        By
                                                                Steven





ANNEX B


        THE SECURITIES REPRESENTED BY OR ISSUABLE ON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES
LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND
MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED
IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR
THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN
OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED
UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR
UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


Warrant No. ____

        COMMON STOCK PURCHASE WARRANT


        SYQUEST TECHNOLOGY, INC.

        This Warrant certifies that ____________________ ("Holder"), or its registered assigns, is the registered holder of one Warrant (the "Warrant") expiring on May _, 2004 (the "Termination Date") to purchase shares of common stock, par value $.001 per share (the "Common Stock"), of SYQUEST TECHNOLOGY, INC., a Delaware corporation (the "Issuer"). This Warrant entitles the holder to purchase from the Issuer up to Five Million Warrant Shares (as defined below), subject to adjustment, at a per share Exercise Price (as defined below). A "Warrant Share" initially represents one fully paid and nonassessable share of Common Stock, based upon an Exchange Rate (as defined below) of one-for-one, subject to adjustment pursuant to paragraph 10.

        This Warrant was issued on May _, 1997 (the "Closing Date"), pursuant to the Securities Purchase Agreement dated May _, 1997 (the "Purchase Agreement"), between the Issuer and Holder, and is subject to the terms and conditions thereof. Unless otherwise defined herein, capitalized terms used herein have the meanings respectively ascribed to them in the Purchase Agreement. A copy of the Purchase Agreement may be obtained by the registered holder hereof upon written request to the Issuer.


        The exercise price per Warrant Share (plus transfer taxes, if applicable, the "Exercise Price") shall be the greater of (a) 130 percent of the arithmetical average of the closing sale prices per share of Common Stock on the five consecutive trading days preceding the delivery of any Exercise Notice (as defined below) as reported by the Nasdaq National Market (the "NNM") or, if the NNM is not then the principal trading market for the Common Stock, on the principal trading market for the Common
Stock at that time or, if there is then no such principal trading market, the fair market value per share of Common Stock during such period as determined in good faith by the Board of Directors of the Issuer and (b) 130 percent of such closing sale price on the day immediately preceding the delivery of the Exercise
Notice; provided that in no event shall the Exercise Price exceed $3.0469. If the value of the Common Stock is to be determined by the Board of Directors of the Issuer and the holder of this Warrant disagrees with said valuation, the value of the Common Stock will be determined by binding arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and such arbitration shall proceed in San Francisco, California, or at such other place as agreed to in writing by the Issuer and the holder of this Warrant. The Exercise Price multiplied by the Exercise Amount
(as defined below) at any Exercise Date (as defined below) is referred to as a "Warrant Purchase Price".

        The number of Warrant Shares for which this Warrant may be exercised will increase by _________ for each month (prorated daily for partial months) that either of the following conditions is not satisfied: (i) the Registration Statement (as defined in the Purchase Agreement) shall be effective not later than July 1, 1997 (provided that such condition need not be satisfied until August 1, 1997 if the Securities and Exchange Commission reviews the Registration Statement), and (ii) on the day after the Issuer's 1997 Annual Meeting of stockholders, but in any event not later than June 1, 1997, the Issuer shall have the number of duly authorized shares of Common Stock reserved for issuance to Fletcher equal to the total number then issuable upon full exercise of this Warrant and full conversion of the Preferred Shares (as defined in the Subscription Agreement) and otherwise is able to deliver shares of Common Stock upon such exercise or conversion.

        This Warrant shall have the following additional terms:

This Warrant is not exercisable until the lapse of a period ending on the 65th day (the "Notice Period") after the holder delivers a notice (a "65 Day Notice") to the Issuer designating an aggregate number of Warrant Shares (the
"Exercisable Number"). A 65 Day Notice may be given at any time after the Closing Date. If the initial 65 Day Notice does not designate all of the Warrant Shares, this Warrant will become exercisable for some or all of the remaining
Warrant Shares upon delivery of one or more 65 Day Notices increasing the Exercisable Number after a further Notice
Period. From time to time following the Notice Period, this Warrant may be exercised on any Business Day prior to the Termination Date (an "Exercise Date") for any quantity of
Warrant Shares, such that the aggregate number of Warrant
Shares issued hereunder is less than or equal to the Exer-cisable Number. To exercise this Warrant, the registered holder must, prior to the Termination Date, surrender this Warrant to the Issuer at its principal office with the Exercise Notice attached hereto (an "Exercise Notice") duly completed and signed by the registered holder hereof and stating the total number of Warrant Shares in respect of which this Warrant is then exercised (the "Exercise
Amount") and tender the applicable Warrant Purchase Price.
 This Warrant shall be exercisable only in the minimum amount of 10,000 Warrant Shares and integral multiples of 10,000 Warrant Shares in excess thereof (or such lesser amount as shall constitute the full amount remaining of this Warrant). As used herein the term "Business Day" means any day on which banks in the State of California are open for business.

On the Business Day following an Exercise Date (an "Issue Date"), the Issuer shall issue and cause to be delivered to the registered holder hereof at such address as such holder shall specify in the Exercise Notice a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of this Warrant, registered in such holder's name, together with cash (if any) as provided in paragraph 4. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of such Exercise Date.

If on such Issue Date the number of Warrant Shares to be delivered shall be less than the total number of Warrant
Shares deliverable hereunder, there shall be issued to the holder hereof or his assignee on such Issue Date a new warrant substantially identical to this Warrant, except that such new warrant shall evidence the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable hereunder less (y) the number of Warrant Shares so delivered.

The Issuer shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this paragraph 4, be issuable on the exercise of this Warrant, the Issuer shall pay an amount in cash equal to the last per share sale price of the Common Stock (on the NNM or the Principal Market, as the case may be) on the day immediately preceding the Exercise Date, multiplied by such fraction (subject to adjustment pursuant to paragraph 10); provided that if at the time that the Exercise Price is to be determined the NNM is not the principal trading market for the Common Stock and there is no Principal Market, then the amount of cash to be paid per fractional Warrant Share shall be determined in good faith by the Board of Directors of the Issuer. If the holder of this Warrant disagrees with such determination, the amount of cash to be paid per fractional Warrant Share will be determined by binding arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and such arbitration shall proceed in San Francisco, California, or at such other place as agreed to in writing by the Issuer and the holder of this Warrant.

For so long as this Warrant has not been exercised in full, the Issuer shall at all times prior to the Termination Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for issuance upon exercise of this Warrant, the maximum number of shares of Common Stock and any other Capital Stock (as defined below) then so issuable. In furtherance of the foregoing, but subject to adjustment pursuant to paragraph
10 and to increase pursuant to the fourth paragraph hereof, the Issuer shall reserve for issuance hereunder, not less than 5,000,000 shares of Common Stock. In the event the number of shares of Common Stock or other securities issuable in respect of the Warrant Shares exceeds the authorized number of shares of Common Stock or other securities, the Issuer shall promptly take all actions necessary to increase the authorized number, including causing its Board of Directors to call a special meeting of stockholders within thirty days of the date on which such excess first existed and recommend such increase for approval by the Issuer's stockholders. The Issuer shall use its best efforts to obtain stockholder approval of the increase to the authorized number of shares of Common
Stock.

By accepting delivery of this Warrant, the registered holder hereof covenants and agrees with the Issuer not to exercise or transfer this Warrant or any Warrant Shares except in compliance with the Purchase Agreement and this Warrant.

By accepting this Warrant, the registered holder hereof covenants and agrees with the Issuer that this Warrant may not be sold, assigned, conveyed, encumbered, pledged, hypothecated or in any other manner disposed of or transferred, as a whole or in part, unless and until such holder shall deliver to the Issuer (i) written notice of such transfer and of the name and address of the transferee, (ii) a written agreement, in form and substance reasonably satisfactory to the Issuer, of the transferee to comply with the applicable terms of the Purchase Agreement and this Warrant and (iii) an opinion of counsel for such holder, reasonably satisfactory to the Issuer in form, scope and substance, that such transaction will comply with all applicable securities laws and regulations. If a portion of this Warrant is transferred, all rights of the registered holder hereunder may be exercised by the transferee (subject to the requirement that such transferee shall provide a like opinion of counsel in respect of the number of Warrant Shares transferred with the portion of this Warrant), provided that any registered holder of this Warrant may deliver a 65 Day Notice, an Exercise Notice or elect the form of consideration pursuant to paragraph 10 only with respect to the Warrant Shares subject to such holder's portion of this Warrant, and, for purposes of paragraph 10(c), the calculation of the Black-Scholes
Warrant Value shall be made by the registered holder(s) of a majority in interest of this Warrant.

The Issuer will pay all documentary stamp taxes (if any) attributable to the issuance of Warrant Shares upon the exercise of this Warrant by the registered holder hereof;
provided that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of this Warrant or any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant surrendered upon the exercise of this Warrant, and the Issuer shall not be required to issue or deliver this Warrant or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

In case this Warrant shall be mutilated, lost, stolen or destroyed, the Issuer may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor, but only upon receipt of evidence reasonably satisfactory to the Issuer of such loss, theft or destruction of such Warrant and indemnity, if requested, reasonably satisfactory to the Issuer. Applicants for a substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Issuer may prescribe.

The number of shares of Common Stock (and other Capital Stock (as defined below) or property) (as adjusted from time to time, the "Exchange Rate") issuable upon the exercise of this Warrant and the terms and conditions of this Warrant are subject to adjustment by the Issuer, in consultation with the holder hereof, from time to time as follows:

        If the Issuer:

                subdivides its outstanding shares of Common Stock into a greater number of shares;

                combines its outstanding shares of Common Stock into a smaller number of shares; or

                3. issues by reclassification of its Common Stock any shares of its Capital Stock;

                then the Exchange Rate in effect immediately prior to such action shall be adjusted so that the registered holder hereof shall thereafter be entitled to receive upon exercise of this Warrant in respect of each Warrant Share the number of shares of Common Stock or other Capital Stock of the Issuer that such holder would have received immediately following such action if such holder had so exercised this Warrant immediately prior to such action.

                As used herein, the term "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests
(however designated) in stock issued by that corporation.

                Such adjustment shall become effective simultaneously with the effective date of any subdivision, combination or reclassification.

                If, after an adjustment, the registered holder hereof would receive upon exercise shares of two or more classes of Capital Stock of the Issuer, the Exchange
Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to each such class of Capital Stock as is contemplated hereby with respect to the Common Stock, on terms comparable to those applicable to Common Stock hereunder.

        Whenever any of the actions described in this paragraph 10 are to be taken, the Issuer shall provide the notices required by paragraph 11 hereof.

        (A) The Issuer covenants and agrees with the registered holder hereof not to consolidate or merge with or into, or sell, transfer or lease all or substantially all its assets to, or sell a majority of its securities generally entitled to vote for the election of directors of the Issuer ("Voting
Securities") to, any person, unless, and (B) if any person consummates a tender offer for the purchase of at least a majority of the Voting Securities (any of which transactions described in clauses (A) and (B), a "Transaction"), then, at the election of the registered holder hereof (or if such holder does not notify the Issuer of such election within twenty days after being notified of the Transaction, at the election of the Issuer), on the effective date of such Transaction (the "Transaction Date") and as a condition to the consummation of any Transaction described in clause (A), either:

                the Issuer shall have redeemed this Warrant by paying to such holder, upon surrender of this Warrant, a cash payment equal to the Black-Scholes value of the unexercised portion of this Warrant from the effective date of the Transaction until the Warrant Expiration Date (the "Black-Scholes
Warrant Value"), computed as of such Transac-tion Date; or

                (a) such person shall expressly assume in writing all of the obligations of the Issuer under the Purchase Agreement and hereunder and deliver notice thereof to the registered holder hereof; and

                        upon consummation of such Transaction, this Warrant shall automatically become exercisable for the common stock of the acquiror (without regard to the form of acquisition consideration) with similar terms and at an exercise price that would result in a Black-Scholes Warrant Value of this Warrant computed immediately after the Transaction equal to the Black-
Scholes Warrant Value of this Warrant
computed immediately before the Transac-tion.

                For purposes of this paragraph 10(c), the factors to be used in the calculation of the Black-Scholes
Warrant Value are as follows:

                Stock Price:                    the last sales price of
the Common Stock reported by
Bloomberg on the last Trading
Day prior to the Transaction
Date (the "Last Trading Day")
                Time To Expiration:             the number of Trading
Days between the Last Trading
Day and the Termination Date
                Exercise Price:                 Exercise Price
                Volatility:                     volatility shown by
Bloomberg for the past 260 days
at close on the Last Trading
Day, unless the Time to Expira-
tion is less than 260 Trading
Days, in which case the
volatility shown by Bloomberg at
close on the Last Trading Day
for the number of Trading Days
from the Last Trading Day to the
Termination Date
                Risk-Free Interest Rate:        closing yield as of the
Last Trading Day as quoted in
the Wall Street Journal for U.S.
Treasury bond with a maturity
date closest to the Termination
Date
                Number of Shares
                Outstanding:            total number of shares of Commo
Stock outstanding as of the Last
Trading Day
                Exercisable
                Common Stock:           the number of shares of Common
Stock exercisable under this
Warrant as of the Transaction
Date

                The Black-Scholes Warrant Value will be calculated using the factors shown above. A preliminary calculation of the Black-Scholes Warrant Value, and, if applicable, the exercise price contemplated by paragraph 10(c)2(b) hereof, (using then-current values for each factor) will be delivered by Holder to the Issuer not later than the tenth day after it receives notice of a Transaction by the Issuer. The
Issuer, in turn, will respond within five days with any comments or questions and reach agreement with Holder on the preliminary factors. On the Transac-tion Date, Holder, in consultation with the Issuer, will calculate the final Black-Scholes Warrant Value using the then-current values for each factor; such calculation will be used to compute the values called for in paragraph 10(c). It shall be a condition to any Transaction that the consideration provided for herein shall be paid in full, in the case of cash, or delivered, in the case of a warrant, all in accordance with the terms hereof, immediately prior to the consummation of the Transaction. As used herein, the term "Trading Day" means any day on which the Issuer's Common Stock is quoted on the NNM or, if applicable, other national securities exchange. If the factors shown above can not be determined because the Issuer's Common Stock is not listed on any national securities exchange or because Bloomberg does not report the factors shown above, then the Issuer and the holder of this Warrant shall agree on an alternative calculation to satisfy the requirements of this paragraph 10(c).

        After an adjustment to the Exchange Rate hereunder, any subsequent event requiring an adjustment hereunder shall cause an adjustment to the Exchange Rate as so adjusted.

        Upon the issuance of any stock dividend or distribution of Common Stock pro rata to all holders of Common Stock, the Exchange Rate shall be adjusted so that the registered holder hereof on the record date for such distribution shall be entitled to receive such dividend or distribution on the same terms as the holders of Common Stock upon exercise hereof.

Except as provided in the following paragraph, upon any adjustment of the Exchange Rate pursuant to paragraph 10, the Issuer shall promptly thereafter but in any event within fifteen days following such adjustment (i) cause to be delivered to the registered holder hereof a certificate of its Chief Financial Officer setting forth the Exchange
Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be delivered to the registered holder hereof at its address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this paragraph 11.

In case:

        the Issuer shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

        of any proposal for a consolidation or merger to which the Issuer is a party, the sale or transfer of all or substantially all of the assets of the Issuer, or any reclassification or change of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of a tender offer or exchange offer for shares of Common Stock; or

        of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

        the Issuer proposes to take any action that would require an adjustment of the Exchange Rate pursuant to paragraph 10;



        then the Issuer shall cause to be given to the registered holder hereof at its address appearing on the Warrant
Register (as defined below), at least twenty days (or ten days in any case specified in clause (a) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

The Issuer shall serve as warrant agent (the "Warrant Agent") under this Agreement. The Warrant Agent hereunder shall at all times maintain a register (the "Warrant Register") of the holders of Warrants. Upon thirty days' notice to the registered holder hereof, the Issuer may appoint a new Warrant Agent. Such new Warrant Agent shall be a corporation doing business and in good standing under the laws of the United States or any state thereof, and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed, but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuer and shall be legally and validly executed and delivered by the Issuer.

        Any corporation into which the Issuer or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which the Issuer or any new Warrant Agent shall be a party or any corporation to which the Issuer or any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Agreement without any further act; provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of this paragraph 12 or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to the registered holder hereof at such holder's last address as shown on the Warrant
Register.
//



        This Warrant shall not be valid unless signed by the Issuer.



        IN WITNESS WHEREOF, SyQuest Technology, Inc. has caused this Warrant to be signed by its duly authorized officer.

Dated:  May 5, 1997

                                                SYQUEST TECHNOLOGY, INC

                                                By: ___________________
                                                      Name:
                                                      Title:


        FORM OF EXERCISE NOTICE

        (To Be Executed Upon Exercise of the Warrant)

                                                        [DATE]

SyQuest Technology, Inc.
47071 Bayside Parkway
Fremont, CA 94538
Attention:  Chief Financial Officer

        Re:  Warrant No.

Ladies and Gentlemen:

                The undersigned is the registered holder of the above-referenced warrant (the "Warrant") issued by SyQuest Technology, Inc., the original of which is attached hereto, and hereby elects to exercise the Warrant to purchase _________ Warrant Shares (as defined in the Warrant) and herewith tenders $_____________ by certified or official bank check to the order of SyQuest Technology, Inc. as payment for such Warrant Shares in accordance with the terms of the Warrant and the Purchase Agreement (as defined in the Warrant).

                In accordance with the attached Warrant, the undersigned requests that certificates for such Warrant Shares be registered in the name of and delivered to the undersigned at the following address:

        ________________________
        ________________________
        ________________________

                [If the number of Warrant Shares to be delivered is less than the total number of Warrant Shares deliverable under the Warrant, insert the following -- The undersigned requests that a new warrant substantially identical to the attached
Warrant be issued to the undersigned evidencing the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable under the Warrant less (y) the number of Warrant Shares to be delivered in connection with this exercise.]

                                                NAME OF REGISTERED HOLD
                                                [ADDRESS]

                                                By:
        _____________________________
                                                        Name:
                                                        Title:



        May _, 1997

        ANNEX C



VIA FACSIMILE






                Re:     Stock Purchase Agreement (the "Agreement")
dated _______________, 1997, and related
documents

Ladies and Gentlemen:

                Attached please find ___ copies of the certificate representing the Preferred Shares, (ii) the Warrant Certificate,
(ii) the Securities Purchase Agreement, and (iv) the Officers' Certificate. We have the executed originals of the foregoing documents. Upon our confirmation of the payment by the _____ to SyQuest of the $____________ purchase price on the Closing Date, we will send the executed originals by overnight courier to the following address:





                Capitalized terms not otherwise defined in this letter shall have the meanings ascribed in such terms in the Agreement.

Very truly yours,

SyQuest Technology, Inc.



By
Name:   Thomas C. Tokos
Title:  Vice President, General Counsel
                and Secretary




Exhibit 99.1

CONTACT:
Henry Montgomery
Chief Financial Officer
SyQuest Technology, Inc.
510/226-4000


FOR IMMEDIATE RELEASE:


SYQUEST ADDS $24.5 MILLION IN NEW INVESTMENTS

FREMONT, Calif., May 8, 1997 -- SyQuest Technology Inc., (NASDAQ:SYQT), today announced that it has concluded agreements for the investment of $24.5 million by current and new investors, including $5 million from New Enterprise Associates (NEA), one of the world's leading venture capital firms.
        Under the terms of the NEA round of financing, the investors are purchasing shares of SyQuest's five percent cumulative convertible preferred stock, Series 4, at $100 per share. The shares are convertible into SyQuest common stock at a price equal to the 5-day average NASDAQ closing price prior to the conversion, subject to designated cap and floor prices.
        As part of the transaction, the company also will issue seven-year warrants to purchase 24.5 million shares of SyQuest common stock, exercisable at a price equal to 130 percent of the five-day average NASDAQ closing price prior to exercise, subject to designated cap and floor prices.
        "NEA was the original lead venture capital investor when SyQuest was formed in 1982," said Edward Marinaro, chairman of the board. "We are particularly pleased to see NEA investing in
SyQuest again."
        During the past year, SyQuest has concluded agreements raising in excess of $112 million of additional equity, which include $25.7 million of debt-to-equity conversion and $84.3 million of new cash investments.
        Additionally, as of May 8, 1997, SyQuest had 43.5 million shares of common stock issued and outstanding. Assuming conversion of all preferred stock, exercise of existing warrants, and fulfillment of other existing commitments, the company has total stock obligations of 114.9 million common shares.
About SyQuest
        SyQuest Technology, Inc., is a world leader in removable cartridge hard drives. Founded in 1982, the company has an installed base of more than three million drives and 16 million cartridges worldwide. SyQuest is headquartered in Fremont, California, and maintains manufacturing facilities in Fremont, California, and Penang (Malaysia) with additional facilities in Colorado, California, Europe and Asia. The company offers removable cartridge hard drives for Windows, MS-DOS, PC-DOS,
UNIX, SGI, Sun OS and Apple Macintosh platforms. SyQuest (SYQT)
is publicly traded on NASDAQ's National Market System. See
SyQuest on the World Wide Web at http://www.syquest.com.
        This news release contains forward-looking statements that involve risks and uncertainties, including competition in the marketplace for the company's products, and other risks detailed from time to time in the SEC reports filed by SyQuest including its most recent reports on Forms 8K, 10K and 10Q.
                                                 ###

SyQuest and the SyQuest logo are registered trademarks of SyQuest Technology, Inc. All other brands or tradenames are the property of their respective companies.


CONTACT:
Henry Montgomery
Chief Financial Officer
SyQuest Technology, Inc.
510/226-4000

FOR IMMEDIATE RELEASE:

SYQUEST CONCLUDES FINAL $8.5 MILLION FINANCING ROUND,
COMPLETING RECENT $33 MILLION FUND-RAISING EFFORT

Company Also Converts Additional $2.8 Million of Debt to
Equity

FREMONT, Calif., May 27, 1997 -- SyQuest Technology, Inc. (NASDAQ:SYQT) today announced it has concluded an $8.5 million round of financing, the final portion of a recent fund-raising effort that has brought in $33 million from current and new investors, including New Enterprise Associates. The round completes a year-long refinancing that has raised a total of $120 million of new equity for the company.
        The terms of the incremental $8.5 million are identical to those associated with the now-completed $24.5 million in financing announced May 8, 1997. The investors have purchased shares of SyQuest's 5% Cumulative Convertible Preferred Stock, Series 4, at $100 per share. These are convertible into SyQuest common stock at a price equal to the five-day average of the NASDAQ closing price prior to conversion, subject to designated
cap and floor prices.   The company has also issued seven-year
warrants to purchase 7.5 million shares of SyQuest common stock, exercisable at a price equal to 130% of the five-day average NASDAQ closing price prior to exercise, subject to designated cap and floor prices.
        SyQuest also said that it has converted an additional $2.8 million of vendor indebtedness owed to two vendors into common stock at the NASDAQ closing price on the dates of the conversions. This raises the total of SyQuest's debt-to-equity conversions in the past year to $28.5 million.
        "We are highly gratified by the support of our investors and vendors," said Edward Marinaro, SyQuest chairman of the board. "We will now be turning our attention aggressively to the next phase of our turnaround program."
About SyQuest
        SyQuest Technology, Inc. is one of the world's leading
suppliers of removable cartridge hard drives.   Headquartered in
Fremont, California, the company maintains manufacturing plants in Fremont, Calif., and Penang, Malaysia, with additional facilities in Colorado, California, Europe and Asia. SyQuest offers removable cartridge hard drives for Apple, Windows, MS-DOS, PC-DOS, UNIX, SGI and Sun OS platforms. The company's stock is traded on NASDAQ's National Market System. See SyQuest on the World Wide Web at http://www.syquest.com.

This news release contains forward-looking statements that involve risks and uncertainties, including competition in the marketplace for the company's products and other risks detailed from time to time in the reports filed by SyQuest with the SEC, including the reports on Forms 10-Q and 10-K.

                                                 ###

SyQuest and the SyQuest logo are registered trademarks of SyQuest
Technology, Inc. All other brands or tradenames are the property of their respective companies..